ALEXANDRIA REAL ESTATE EQUITIES, INC. EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

FOURTH QUARTER AND
YEAR ENDED DECEMBER 31, 2015

Unique Collaborative Science & Technology Campuses in Urban Innovation Clusters

ALEXANDRIA®

NYSE:**ARE**

Cambridge

Mission Bay/SoMa

New York City

San Diego

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

CONFERENCE CALL INFORMATION:

Tuesday, February 2, 2016
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 719-9789 or (719) 325-4799
Confirmation Code: 3794612

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®
Building the Future of Life-Changing Innovation

ALEXANDRIA CENTER® AT KENDALL SQUARE, 50 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

i

Best-in-Class, Unique Urban Office REIT

ALEXANDRIA®
Building the Future of Life-Changing Innovation

54%

OF ARE'S TOTAL ABR FROM INVESTMENT-GRADE TENANTS

75%

Communications & Reporting Excellence
NAREIT Investor CARE Award
2015
Alexandria Real Estate Equities, Inc.
GOLD
Award Winner
Large Cap Equity REITs

UNIQUE COLLABORATIVE SCIENCE AND TECHNOLOGY CAMPUSES IN URBAN INNOVATION CLUSTERS

CLASS A ASSETS AND AAA LOCATIONS

INVESTMENT-GRADE REIT WITH SIGNIFICANT LIQUIDITY

INTERNAL GROWTH

Favorable NNN lease structure with annual rent escalations

Rental rate growth on leasing activity

Rental rate growth on early renewals

EXTERNAL GROWTH

Visible, multiyear, highly leased value creation pipeline with deliveries in 2016-2018 expected to generate incremental annual NOI in a range from $180 million to $190 million

DISCIPLINED ALLOCATION OF CAPITAL AND PRUDENT MANAGEMENT OF BALANCE SHEET

UNIQUE UNDERWRITING EXPERTISE AND EXPERIENCE

Enable Alexandria to prudently underwrite tenants and strategically capitalize on industry trends

UNIQUE BUSINESS STRATEGY

Drives high-quality growth in cash flows, FFO per share, and NAV per share and increasing common stock dividends

BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016

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Table of Contents
December 31, 2015

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 4 of the earnings press release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	iii

Alexandria Real Estate Equities, Inc.
Reports

Fourth Quarter and Year Ended December 31, 2015
Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, of $5.25 for 2015, up 9.4% over 2014
EPS – Diluted of $1.63 for 2015, up 61.4% over 2014
Total Revenues of $843.5 million for 2015, up 16.0% over 2014
NOI of $585.6 million for 2015, up 15.1% over 2014

Completed Sales of Partial Interest in Three Core Class A Assets in 4Q15 for $453.1 Million at an Average Cap Rate of 4.6% to a High-Quality Institutional Investor

PASADENA, Calif. – February 1, 2016 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the fourth quarter and year ended December 31, 2015.

Joel S. Marcus, chairman, chief executive officer, and founder of Alexandria Real Estate Equities, Inc., stated, “We concluded another very successful year where our best-in-class team delivered strong results and continued growth,” including the following key highlights:

•	Funds from operations (“FFO”) per share – diluted, as adjusted, of $1.33, up 8.1% for 4Q15, compared to $1.23 for 4Q14; and $5.25, up 9.4%, for 2015, compared to $4.80 for 2014;

•	In December 2015, we completed $453.1 million in sales of partial interest in three Class A assets at an average capitalization rate of 4.6%;

•	$2.0 billion of liquidity as of 4Q15;

•	6.6x net debt to adjusted EBITDA – 4Q15 annualized; with goal of achieving less than 6.0x;

•	7.0x net debt to adjusted EBITDA – 4Q15 trailing 12 months;

•	Executed leases for 1.0 million rentable square feet (“RSF”) and 5.0 million RSF during 4Q15 and 2015, respectively; the highest annual leasing volume in the Company’s 20-year history;

•	Rental rate increases of 19.8% and 7.3% (cash basis) for 4Q15 lease renewals and re-leasing of space aggregating 0.5 million RSF (included in the 1.0 million RSF above);

•	Highly leased value-creation pipeline:

•	89% leased, 1.5 million RSF, targeted for completion in 2016 (weighted toward 4Q16), expected to generate $75 to $80 million of incremental annual net operating income (“NOI”) upon stabilization

•	67% leased, 1.9 million RSF, targeted for completion in 2017 and 2018, expected to generate $105 to $110 million of incremental annual NOI upon stabilization

•	Same properties NOI growth of 1.3% and 2.0% (cash basis) for 4Q15, compared to 4Q14;

•	Same properties NOI growth of 1.3% and 4.7% (cash basis) for 2015 compared to 2014;

•	In November 2015, we completed an offering of $300.0 million of unsecured senior notes payable at a stated interest rate of 4.30% with a maturity of January 15, 2026;

•	In 4Q15, proceeds from sales of equity investments and investment income from life science entities aggregated $27.5 million and $7.7 million, respectively;

•	During 4Q15, we sold an aggregate of 832,982 shares of common stock under our ATM program for gross proceeds of $75.0 million, or $90.04 per share, and net proceeds of approximately $73.9 million; and

•
Common stock dividend for 2015 of $3.05 per common share, up 17 cents, or 5.9%, over 2014; continuation of strategy to share growth in cash flows from operating activities with our stockholders while also importantly retaining capital for reinvestment.

Sales of partial interest in core Class A assets at 4.6% cash cap rate to TIAA-CREF

			Partial Interest		Cash Cap Rate
Property	Submarket	RSF	Sold	Sales Price (in thousands)
225 Binney Street	Cambridge	305,212	70%	$190,110	4.5%
409/499 Illinois Street	Mission Bay/SoMa	455,069	40%	189,600	4.5
1500 Owens Street	Mission Bay/SoMa	158,267	49.9%	73,353	4.8
		918,548		$453,063	4.6%

Refer to our “Dispositions” section on page 48 of our Supplemental Information package for additional information on our asset sales.

Results

•	FFO attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

	2015	2014	Change
In Millions
Fourth Quarter	$95.8	$87.9	$7.9	9.0%
Year	$375.8	$341.6	$34.2	10.0%
Per Share
Fourth Quarter	$1.33	$1.23	$0.10	8.1%
Year	$5.25	$4.80	$0.45	9.4%

•	Net income (loss) attributable to Alexandria’s common stockholders – diluted:

	2015	2014	Change
In Millions
Fourth Quarter	$35.1	$(16.2)	$51.3	N/A
Year	$116.9	$72.1	$44.8	62.1%
Per Share
Fourth Quarter	$0.49	$(0.23)	$0.72	N/A
Year	$1.63	$1.01	$0.62	61.4%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	1

Fourth Quarter and Year Ended December 31, 2015, Financial and Operating Results
December 31, 2015

Core operating metrics

•	Total revenues:

	2015	2014	Change
In Millions
Fourth Quarter	$224.0	$188.7	$35.3	18.7%
Year	$843.5	$726.9	$116.6	16.0%

•	NOI, including our pro rata share of consolidated and unconsolidated real estate joint ventures:

	2015	2014	Change
In Millions
Fourth Quarter	$155.2	$132.7	$22.5	16.9%
Year	$585.6	$508.6	$76.9	15.1%

•	Total annualized base rent (“ABR”): 54% generated from investment-grade tenants

•	Top 20 tenants generate 49.4% of total ABR:

•	81% of ABR generated from investment-grade tenants

•	8.3 years weighted average remaining lease term

•	Executed leases for 1.0 million RSF during 4Q15, including:

•	170,523 RSF to Vertex Pharmaceuticals Incorporated at 3115/3215 Merryfield Row in our Torrey Pines submarket

•	71,010 RSF to Juno Therapeutics, Inc. at 400 Dexter Avenue North in our Lake Union submarket

•	19.8% and 7.3% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 480,963 RSF

•	Executed leases for 5.0 million RSF during 2015, the highest annual leasing volume in the Company’s 20-year history:

•	19.6% and 9.9% (cash basis) rental rate increases on lease renewals and re-leasing of space aggregating 2,209,893 RSF

•	Same property NOI growth:

•	1.3% and 2.0% (cash basis) increase for 4Q15, compared to 4Q14

•	1.3% and 4.7% (cash basis) increase for 2015, compared to 2014

•	Occupancy for operating properties in North America of 97.2% as of 4Q15

•	Operating margin at 69% for 4Q15

•	Adjusted EBITDA margin at 65% for 4Q15

External growth: visible, multiyear, highly leased value creation pipeline

•	Highly leased development and redevelopment projects:

•	89% leased, 1.5 million RSF, targeted for completion in 2016 (weighted toward 4Q16), expected to generate $75 to $80 million of incremental annual NOI upon stabilization

•	67% leased, 1.9 million RSF, targeted for completion in 2017 and 2018, expected to generate $105 to $110 million of incremental annual NOI upon stabilization

•	4Q15 commencements of development and redevelopment projects, include:

•	61,755 RSF development project at 4796 Executive Drive in our University Town Center submarket; 100% leased to Otonomy, Inc.

•	48,880 RSF redevelopment project at 10151 Barnes Canyon in our Sorrento Mesa submarket

Balance sheet

•	$2.0 billion of liquidity as of 4Q15

•	6.6x net debt to adjusted EBITDA – 4Q15 annualized; with goal of achieving less than 6.0x

•	6.9x net debt to adjusted EBITDA – 4Q15 annualized, excluding $7.7 million of investment income for 4Q15

•	7.0x net debt to adjusted EBITDA – 4Q15 trailing 12 months

•	3.6x fixed charge coverage ratio – 4Q15 annualized

•	In November 2015, we completed an offering of $300.0 million of unsecured senior notes payable at a stated interest rate of 4.30% with a maturity of January 15, 2026

•	In 4Q15, proceeds from sales of equity investments and investment income from life science entities aggregated $27.5 million and $7.7 million, respectively

•	During 4Q15, we sold an aggregate of 832,982 shares of common stock under our ATM program for gross proceeds of $75.0 million, or $90.04 per share, and net proceeds of approximately $73.9 million

•
In October 2015, we closed a secured construction loan with commitments available for borrowing aggregating $350.0 million, bearing interest at a rate of LIBOR+1.50%, for our 98% leased development project at 50/60 Binney Street in our Cambridge submarket

•	$10.9 billion total market capitalization as of 4Q15

•	15% of gross investments in real estate in value-creation pipeline as of 4Q15, with a target range from 10% to 15% as of 4Q16

•	Limited debt maturities through 2018 and well-laddered maturity profile

•	12% unhedged variable-rate debt as a percentage of total debt as of 4Q15

LEED certifications

•	57% of our total ABR will be generated from LEED projects upon completion of our in-process projects

•	During 2015, we received Gold certifications at 360 Longwood Avenue in our Longwood Medical Area submarket and 3033 Science Park Road in our Torrey Pines submarket

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	2

Guidance
December 31, 2015
(Dollars in thousands, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and other assumptions for the year ending December 31, 2016. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 4.

Key sources and uses for 2016 have been updated to reflect a $100 million decrease in construction spending primarily due to the timing of construction spending related to projects expected to be placed into service in 2017 and 2018, as well as updates in the scope of several projects. The mid-point of construction of $850 million is projected to be funded by $375 million of internally generated sources (net cash provided by operating activities after dividends and debt from growth in EBITDA), $350 million of asset sales (minimum target), and $125 million of other capital, including sales of “available-for-sale” equity securities.

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$1.44 to $1.64
Add: depreciation and amortization	4.00
Other	(0.03)
FFO per share	$5.41 to $5.61

	2016 Guidance
Key Assumptions	Low	High
Occupancy percentage for operating properties in North America as of December 31, 2016	96.5%	97.1%

Lease renewals and re-leasing of space:
Rental rate increases	14.0%	17.0%
Rental rate increases (cash basis)	6.0%	9.0%

Same Property performance:
NOI increase	2.0%	4.0%
NOI increase (cash basis)	3.5%	5.5%

Straight-line rent revenue	$51,000	$56,000
General and administrative expenses	$59,000	$64,000
Capitalization of interest	$45,000	$55,000
Interest expense	$108,000	$118,000

Key Credit Metrics	2016 Guidance
Net debt to Adjusted EBITDA – 4Q annualized	6.5x to 6.9x
Fixed charge coverage ratio – 4Q annualized	3.0x to 3.5x
Value-creation pipeline as a percentage of gross investments in real estate as of December 31, 2016	10% to 15%

	2016 Guidance
Key Sources and Uses of Capital	Low	High	Mid-Point
Sources of capital for construction:
Net cash provided by operating activities after dividends	$115,000	$135,000	$125,000
Debt funding from growth in EBITDA	260,000	240,000	250,000
Internally generated sources	375,000	375,000	375,000
Asset sales (minimum target)	300,000	400,000	350,000
Other capital/sales of “available-for-sale” equity securities	125,000	125,000	125,000
Total sources/projected construction uses	$800,000	$900,000	$850,000

Sources of capital for acquisitions:
Debt funding from growth in EBITDA	$45,000	$45,000	$45,000
Other capital	105,000	205,000	155,000
Total sources/projected acquisitions uses	$150,000	$250,000	$200,000

Incremental debt:
Issuance of unsecured senior notes payable	$400,000	$550,000	$475,000
Borrowings under secured construction loans	175,000	225,000	200,000
Repayments of secured notes payable	(120,000)	(220,000)	(170,000)
Activity on unsecured senior line of credit/other	(150,000)	(270,000)	(210,000)
Incremental debt (1)	$305,000	$285,000	$295,000

(1)	Included in sources of capital above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	3

Earnings Call Information and About the Company
December 31, 2015

We will host a conference call on Tuesday, February 2, 2016, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2015. To participate in this conference call, dial (877) 719-9789 or (719) 325-4799 and confirmation code 3794612 shortly before 3:00 p.m. ET/noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, February 2, 2016. The replay number is (888) 203-1112 or (719) 457-0820, and the confirmation code is 3794612.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2015, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2015q4.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president and chief financial officer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered and self-managed urban office real estate investment trust (“REIT”) uniquely focused on collaborative science and technology campuses in AAA innovation cluster locations with a total market capitalization of $10.9 billion as of December 31, 2015, and an asset base of 32.0 million square feet, including 20.1 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction), as well as an additional 11.9 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2016 earnings per share attributable to Alexandria’s common stockholders – diluted, 2016 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, a favorable capital market environment, performance of our operations in areas such as current and future development and redevelopment projects being placed into service, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	4

Consolidated Statements of Income
December 31, 2015
(In thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Revenues:
Rental	$158,100	$155,311	$151,805	$143,608	$140,873	$608,824	$544,153
Tenant recoveries	54,956	56,119	49,594	48,394	45,282	209,063	173,480
Other income	10,899	7,180	2,757	4,751	2,519	25,587	9,244
Total revenues	223,955	218,610	204,156	196,753	188,674	843,474	726,877

Expenses:
Rental operations	68,913	68,846	62,250	61,223	56,881	261,232	219,164
General and administrative	15,102	15,143	14,989	14,387	13,861	59,621	53,530
Interest	28,230	27,679	26,668	23,236	22,188	105,813	79,299
Depreciation and amortization	72,245	67,953	62,171	58,920	57,973	261,289	224,096
Impairment of real estate	8,740	—	—	14,510	51,675	23,250	51,675
Loss on early extinguishment of debt	—	—	189	—	—	189	525
Total expenses	193,230	179,621	166,267	172,276	202,578	711,394	628,289

Equity in (loss) earnings of unconsolidated real estate joint ventures	(174)	710	541	574	554	1,651	554
Gain on sales of real estate – rental properties	12,426	—	—	—	—	12,426	—
Income (loss) from continuing operations	42,977	39,699	38,430	25,051	(13,350)	146,157	99,142

(Loss) income from discontinued operations	—	—	—	(43)	1,722	(43)	1,233
Gain on sales of real estate – land parcels	—	—	—	—	5,598	—	6,403
Net income (loss)	42,977	39,699	38,430	25,008	(6,030)	146,114	106,778
Net income attributable to noncontrolling interests	(972)	(170)	(263)	(492)	(1,362)	(1,897)	(5,204)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.	42,005	39,529	38,167	24,516	(7,392)	144,217	101,574
Dividends on preferred stock	(6,246)	(6,247)	(6,246)	(6,247)	(6,284)	(24,986)	(25,698)
Preferred stock redemption charge	—	—	—	—	(1,989)	—	(1,989)
Net income attributable to unvested restricted stock awards	(628)	(623)	(630)	(483)	(489)	(2,364)	(1,774)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$35,131	$32,659	$31,291	$17,786	$(16,154)	$116,867	$72,113

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.49	$0.46	$0.44	$0.25	$(0.25)	$1.63	$0.99
Discontinued operations	—	—	—	—	0.02	—	0.02
Earnings per share – basic and diluted	$0.49	$0.46	$0.44	$0.25	$(0.23)	$1.63	$1.01

Weighted-average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,833	71,500	71,412	71,366	71,314	71,529	71,170

Dividends declared per share of common stock	$0.77	$0.77	$0.77	$0.74	$0.74	$3.05	$2.88

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	5

Consolidated Balance Sheets
December 31, 2015
(In thousands)

	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Assets
Investments in real estate	$7,629,922	$7,527,738	$7,321,820	$7,268,031	$7,108,610
Investments in unconsolidated real estate joint ventures	127,212	126,471	121,055	120,028	117,406
Cash and cash equivalents	125,098	76,383	68,617	90,641	86,011
Restricted cash	28,872	36,993	44,191	56,704	26,884
Tenant receivables	10,485	10,124	9,279	10,627	10,548
Deferred rent	280,570	267,954	257,427	243,459	234,124
Deferred leasing and financing costs	234,093	222,343	210,709	199,576	201,798
Investments	353,465	330,570	360,614	283,062	236,389
Other assets	121,403	138,768	131,179	133,093	114,266
Total assets	$8,911,120	$8,737,344	$8,524,891	$8,405,221	$8,136,036

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$818,217	$773,619	$771,435	$760,476	$652,209
Unsecured senior notes payable	2,046,578	1,747,613	1,747,531	1,747,450	1,747,370
Unsecured senior line of credit	151,000	843,000	624,000	421,000	304,000
Unsecured senior bank term loans	950,000	950,000	950,000	975,000	975,000
Accounts payable, accrued expenses, and tenant security deposits	589,356	586,594	531,612	645,619	489,085
Dividends payable	62,005	61,340	61,194	58,824	58,814
Total liabilities	4,617,156	4,962,166	4,685,772	4,608,369	4,226,478

Commitments and contingencies

Redeemable noncontrolling interests	14,218	14,218	14,248	14,282	14,315

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	237,163	237,163	237,163	237,163	237,163
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	725	718	717	716	715
Additional paid-in capital	3,558,008	3,356,043	3,371,016	3,383,456	3,461,189
Accumulated other comprehensive income (loss)	49,191	35,238	83,980	29,213	(628)
Alexandria’s stockholders’ equity	3,975,087	3,759,162	3,822,876	3,780,548	3,828,439
Noncontrolling interests	304,659	1,798	1,995	2,022	66,804
Total equity	4,279,746	3,760,960	3,824,871	3,782,570	3,895,243
Total liabilities, noncontrolling interests, and equity	$8,911,120	$8,737,344	$8,524,891	$8,405,221	$8,136,036

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	6

Funds From Operations and Adjusted Funds From Operations
December 31, 2015
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted. Quarterly amounts allocated to unvested restricted stock awards may not sum to annual amounts due to differences in the weighted-average share calculation of each period.

	Three Months Ended						Year Ended
	12/31/15		9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Net income (loss) attributable to Alexandria’s common stockholders	$35,131		$32,659	$31,291	$17,786	$(16,154)	$116,867	$72,113
Depreciation and amortization	72,528		68,398	62,523	59,202	58,302	262,651	224,425
Impairment of real estate – rental properties	8,740	(1)	—	—	14,510	26,975	23,250	26,975
Gain on sales of real estate – rental properties (2)	(12,426)		—	—	—	(1,838)	(12,426)	(1,838)
Gain on sales of real estate – land parcels	—		—	—	—	(5,598)	—	(6,403)
Allocation to unvested restricted stock awards	(522)		(698)	(381)	(166)	(212)	(1,758)	(690)
FFO attributable to Alexandria’s common stockholders – basic and diluted (3)	103,451		100,359	93,433	91,332	61,475	388,584	314,582
Investment income (4)	(7,731)		(5,378)	—	—	—	(13,109)	—
Impairment of real estate – land parcels	—		—	—	—	24,700	—	24,700
Loss on early extinguishment of debt	—		—	189	—	—	189	525
Preferred stock redemption charge	—		—	—	—	1,989	—	1,989
Allocation to unvested restricted stock awards	85		67	(2)	—	(259)	110	(226)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	95,805		95,048	93,620	91,332	87,905	375,774	341,570
Non-revenue-enhancing capital expenditures:
Building improvements	(2,025)		(2,404)	(2,743)	(2,278)	(1,989)	(9,450)	(7,429)
Tenant improvements and leasing commissions	(4,436)		(5,499)	(6,429)	(5,775)	(5,499)	(22,139)	(15,179)
Straight-line rent revenue	(13,517)		(12,006)	(14,159)	(10,697)	(10,023)	(50,379)	(45,534)
Straight-line rent expense on ground leases	862		(1,245)	510	363	657	490	2,788
Amortization of acquired below-market leases	(997)		(3,182)	(1,006)	(933)	(654)	(6,118)	(2,845)
Amortization of loan fees	2,689		2,657	2,921	2,835	2,822	11,102	10,912
Amortization of debt (premiums) discounts	(90)		(100)	(100)	(82)	17	(372)	117
Stock compensation expense	4,590		5,178	4,054	3,690	4,624	17,512	13,996
Allocation to unvested restricted stock awards	141		207	152	118	98	619	359
AFFO attributable to Alexandria’s common stockholders – diluted	$83,022		$78,654	$76,820	$78,573	$77,958	$317,039	$298,755

(1)	Represents an impairment charge related to 16020 Industrial Drive, a 71,000 RSF, R&D/warehouse building in Maryland. We expect to complete the sale of the asset in 2016.

(2)	Gain on sales of real estate – rental properties recognized during 4Q14 is classified in (loss) income from discontinued operations in the consolidated statements of income.

(3)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(4)	Includes gross investment gains of $12.7 million and $8.7 million for 4Q15 and 3Q15, respectively, primarily from the sale of two public securities in each of 4Q15 and 3Q15.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	7

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
December 31, 2015
(In thousands, except per share amounts)

The following table presents a reconciliation of earnings per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted-average shares used to compute the per share information, refer to the “Definitions and Reconciliations” section in our supplemental information. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the table below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
EPS attributable to Alexandria’s common stockholders – basic and diluted	$0.49	$0.46	$0.44	$0.25	$(0.23)	$1.63	$1.01
Depreciation and amortization	1.00	0.95	0.87	0.83	0.82	3.64	3.15
Impairment of real estate – rental properties	0.12	—	—	0.20	0.38	0.33	0.38
Gain on sales of real estate – rental properties	(0.17)	—	—	—	(0.03)	(0.17)	(0.03)
Gain on sales of real estate – land parcels	—	—	—	—	(0.08)	—	(0.09)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted (1)	1.44	1.40	1.31	1.28	0.86	5.43	4.42
Investment income	(0.11)	(0.08)	—	—	—	(0.18)	—
Impairment of real estate – land parcels	—	—	—	—	0.34	—	0.34
Loss on early extinguishment of debt	—	—	—	—	—	—	0.01
Preferred stock redemption charge	—	—	—	—	0.03	—	0.03
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.33	1.33	1.31	1.28	1.23	5.25	4.80
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.03)	(0.04)	(0.03)	(0.03)	(0.13)	(0.10)
Tenant improvements and leasing commissions	(0.06)	(0.08)	(0.09)	(0.08)	(0.08)	(0.31)	(0.20)
Straight-line rent revenue	(0.19)	(0.17)	(0.20)	(0.15)	(0.14)	(0.71)	(0.64)
Straight-line rent expense on ground leases	0.01	(0.02)	0.01	0.01	0.01	0.01	0.04
Amortization of acquired below-market leases	(0.01)	(0.04)	(0.01)	(0.01)	(0.01)	(0.09)	(0.04)
Amortization of loan fees	0.04	0.04	0.04	0.03	0.05	0.16	0.14
Stock compensation expense	0.07	0.07	0.06	0.05	0.06	0.25	0.20
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.16	$1.10	$1.08	$1.10	$1.09	$4.43	$4.20

Weighted-average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – basic and diluted	71,833	71,500	71,412	71,366	71,314	71,529	71,170

(1)	Calculated in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	8

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2015

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is the largest and leading urban office REIT uniquely focused on collaborative science and technology campuses in AAA innovation cluster locations with a total market capitalization of $10.9 billion as of December 31, 2015, and an asset base of 32.0 million square feet, including 20.1 million RSF of operating properties and development and redevelopment projects (under construction or pre-construction), as well as an additional 11.9 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for its high-quality and diverse tenant base, with approximately 54% of total annualized base rent as of December 31, 2015, generated from investment-grade tenants – a REIT industry-leading percentage. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting skills and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive/senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban innovation clusters. We believe that our unparalleled expertise, experience, reputation, and key relationships with the real estate, science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive/senior management team, consisting of 22 individuals, averages more than 25 years of real estate experience, including more than 12 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President, Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President – Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President – General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President – Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	10

NAV, FFO, and Common Stock Dividends Per Share
December 31, 2015

Growth in NAV Per Share (1)	Growth in FFO Per Share (2)	Growth in Common Stock Dividends Per Share

39% Growth
$103.00
$74.00
January 3, 2014
January 4, 2016

(1)	Based upon Real Estate Securities Monthly by Green Street Advisors Inc.

(2)
2015 FFO per share, as adjusted, excludes gross investment gains of $12.7 million and $8.7 million for 4Q15 and 3Q15, respectively, primarily from the sale of two public securities in each of 4Q15 and 3Q15.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	11

High-Quality, Diversified, and Innovative Tenants
December 31, 2015

Increasing Cash Flows from Innovative, Diversified, and
High-Quality Tenants

Total ABR from Investment-Grade Tenants	Diverse Tenant Base by ABR

54%

Top 20 ABR from Investment-Grade Tenants

81%

Solid Lease Duration (2)

8.3 Years

(1)	Office and tech space compose 2.5% and 0.7% of ABR, respectively.

(2)	For top 20 tenants, representing 49.4% of total ABR.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	12

Class A Assets in AAA Locations
December 31, 2015

High-Quality Cash Flows from Class A Assets in AAA Locations

Focus in Key Locations

San Francisco
20%
New York City
9%
San Diego
16%
Seattle
5%
Maryland
8%
Research
Triangle Park
4%
Other
Submarkets
3%
Greater
Boston
35%

Class A Assets in AAA Locations

75%

of ARE’s Total ABR

% of ARE’s Total ABR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	13

Solid Occupancy
December 31, 2015

Consistent and Solid Demand for Class A Assets in AAA Locations
Drives Solid Occupancy

Occupancy of Operating Properties Across Key Locations

96.5%
100.0%
99.7%
96.4%
99.6%
96.0%
97.6%
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Solid Occupancy (1)

95%

Over 10 Years

(1) Average occupancy of operating properties in North America as of December 31 for the last 10 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	14

Investor Information
December 31, 2015

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	Series D preferred stock: ARE PRD	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE PRE	Web:	www.are.com

Equity research coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co., Incorporated
Jamie Feldman / Jeffrey Spector	Sheila McGrath / Nathan Crossett	Karin Ford	David Rodgers / Richard Schiller
(646) 855-5808 / (646) 855-1363	(212) 497-0882 / (212) 497-0870	(212) 405-7349	(216) 737-7341 / (312) 609-5485

Barclays Capital Inc.	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	Standard & Poor’s
Ross Smotrich	Michael Knott / Kevin Tyler	Richard Anderson / Jieren Huang	Cathy Seifert
(212) 526-2306	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (201) 626-1085	(212) 438-9545

Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets	UBS Securities LLC
Michael Bilerman / Emmanuel Korchman	Peter Martin / Aaron Hecht	Michael Carroll / Rich Moore	Ross Nussbaum / Nick Yulico
(212) 816-1383 / (212) 816-1382	(415) 835-8904 / (415) 835-3963	(440) 715-2649 / (440) 715-2646	(212) 713-2484 / (212) 713-3402

Cowen and Company, LLC	J.P. Morgan Securities LLC
James Sullivan / Tom Catherwood	Anthony Paolone / Gene Nusinzon
(646) 562-1380 / (646) 562-1382	(212) 622-6682 / (212) 622-1041

Rating agencies
Moody’s Investors Service	Rating	Standard & Poor’s	Rating
Philip Kibel / Merrie Frankel	Baa2	Fernanda Hernandez / Anita Ogbara	BBB-
(212) 553-4569 / (212) 553-3652	Stable Outlook	(212) 438-1347 / (212) 438-5077	Positive Outlook

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	15

Financial and Asset Base Highlights
December 31, 2015
(Dollars in thousands, except for per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Selected financial data from consolidated financial statements and related information
Total revenues	$223,955	$218,610	$204,156	$196,753	$188,674
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.7%	0.7%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.1%	7.2%	7.2%	7.3%	7.4%
Operating margins	69%	69%	70%	69%	70%
Capitalized interest	$8,696	$8,436	$8,437	$10,971	$11,665
Weighted-average interest rate for capitalization of interest during period	3.37%	3.34%	3.45%	3.54%	3.69%

Gross investments in real estate	$8,945,261	$8,787,478	$8,526,845	$8,421,861	$8,228,855
Investments in unconsolidated real estate joint ventures	$127,212	$126,471	$121,055	$120,028	$117,406
Total assets	$8,911,120	$8,737,344	$8,524,891	$8,405,221	$8,136,036
Gross assets	$10,226,459	$9,997,084	$9,729,916	$9,559,051	$9,256,281
Total unsecured debt	$3,147,578	$3,540,613	$3,321,531	$3,143,450	$3,026,370
Total debt	$3,965,795	$4,314,232	$4,092,966	$3,903,926	$3,678,579
Total liabilities	$4,617,156	$4,962,166	$4,685,772	$4,608,369	$4,226,478

Closing stock price	$90.36	$84.67	$87.46	$98.04	$88.74
Dividend per share – quarter/annualized	$0.77/$3.08	$0.77/$3.08	$0.77/$3.08	$0.74/$2.96	$0.74/$2.96
Dividend payout ratio for the quarter	58%	58%	59%	58%	60%
Dividend yield – annualized	3.4%	3.6%	3.5%	3.0%	3.3%
Total equity capitalization	$6,949,924	$6,446,634	$6,640,810	$7,386,128	$6,713,547
Total market capitalization	$10,915,719	$10,760,866	$10,733,776	$11,290,054	$10,392,126
Common shares outstanding (in thousands)	72,549	71,791	71,689	71,545	71,464

Net income (loss) attributable to Alexandria’s common stockholders	$35,131	$32,659	$31,291	$17,786	$(16,154)
FFO attributable to Alexandria’s common stockholders – basic and diluted	$103,451	$100,359	$93,433	$91,332	$61,475
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$95,805	$95,048	$93,620	$91,332	$87,905
AFFO attributable to Alexandria’s common stockholders – diluted	$83,022	$78,654	$76,820	$78,573	$77,958

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.49	$0.46	$0.44	$0.25	$(0.23)
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.44	$1.40	$1.31	$1.28	$0.86
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.33	$1.33	$1.31	$1.28	$1.23
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.16	$1.10	$1.08	$1.10	$1.09

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	16

Financial and Asset Base Highlights (continued)
December 31, 2015
(Dollars in thousands, except for per share and ABR per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Operating statistics and related information
Number of properties	199	198	194	193	193
Rentable square feet (including development and redevelopment projects under construction)	20,073,784	19,943,739	18,817,923	18,527,998	18,729,282
Total square footage (including future value-creation projects square feet)	32,039,031	31,471,007	31,071,674	30,654,286	31,538,470
ABR per occupied RSF – North America	$41.17	$41.03	$40.20	$40.14	$38.68
Occupancy of operating properties – North America	97.2%	96.2%	95.9%	96.8%	97.0%
Occupancy of operating and redevelopment properties – North America	93.7%	93.0%	95.9%	95.9%	96.1%

Total leasing activity – RSF	1,012,238	1,021,756	1,915,379	1,022,669	581,660
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	19.8%	17.5%	14.5%	30.8%	10.1%
Rental rate increases (cash basis)	7.3%	8.8%	7.0%	18.5%	2.4%
RSF (1)	480,963	456,602	783,042	489,286	318,434

Certain non-GAAP and credit metric information
Same property – percentage change over comparable quarter from prior year:
NOI increase	1.3%	1.1%	0.5%	2.3%	3.6%
NOI increase (cash basis)	2.0%	4.8%	4.7%	7.8%	6.7%

Adjusted EBITDA margins	65%	65%	65%	64%	65%
Adjusted EBITDA – quarter annualized	$586,120	$570,352	$532,904	$507,088	$493,432
Adjusted EBITDA – trailing 12 months	$549,116	$525,944	$501,827	$481,743	$468,492
Net debt	$3,857,727	$4,241,840	$4,023,048	$3,797,173	$3,565,684

Net debt to Adjusted EBITDA – quarter annualized	6.6x	7.4x	7.5x	7.5x	7.2x
Net debt to Adjusted EBITDA – trailing 12 months	7.0x	8.1x	8.0x	7.9x	7.6x
Fixed charge coverage ratio – quarter annualized	3.6x	3.5x	3.4x	3.3x	3.3x
Fixed charge coverage ratio – trailing 12 months	3.4x	3.4x	3.3x	3.3x	3.3x
Unencumbered NOI as a percentage of total NOI	81%	79%	78%	82%	84%

(1) Included in total leasing activity immediately above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	17

Key Operating Metrics
December 31, 2015

Favorable Lease Structure		Same Property NOI Increase

1.8%
4.5%
1.3% (1)
5.4%
5.5%
4.7% (1)
2013
2014
2015
2013
2014
2015
Cash Basis

Percentage of triple net leases	96%
Stable cash flows
Percentage of leases containing annual rent escalations	95%
Increasing cash flows
Percentage of leases providing for the recapture of capital expenditures	94%
Lower capex burden

Adjusted EBITDA Margin (2)		Rental Rate Increases: Renewed/Re-leased Space

16.2%
13.3%
19.6%
4.0%
5.4%
9.9%
2013
2014
2015
2013
2014
2015
Cash Basis

65%

(1)
Same property NOI growth and same property NOI growth (cash basis) for 2015 was impacted by free rent provided to our tenant at 3115 Merryfield Row as part of a relocation in 2015 to provide space to Vertex Pharmaceuticals Incorporated and a favorable insurance settlement in 4Q14 related to our Superstorm Sandy insurance claim at 450 East 29th Street. Excluding these items, same property NOI growth and same property NOI growth (cash basis) would have been 1.5% and 5.4% for 2015, respectively.

(2)	Represents the three months ended December 31, 2015, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	18

Same Property Performance
December 31, 2015
(Dollars in thousands)

Same Property Financial Data	4Q15		2015		Same Property Statistical Data	4Q15	2015
Percentage change over comparable period from prior year:					Number of same properties	166	164
NOI increase	1.3%	(1)	1.3%	(1)	Rentable square feet	14,495,900	14,054,506
NOI increase (cash basis)	2.0%	(1)	4.7%	(1)	Occupancy – current-period average	94.2%	95.7%
Operating margin	68%		69%		Occupancy – same-period prior-year average	94.5%	95.9%

The tables below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance is based upon a pool of operating assets and development and redevelopment projects recently placed into service to the extent that those assets were operating for the entirety of the comparable same property periods presented. The two alternative calculations presented below consist of (i) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped, and (ii) the same property performance for the operating portfolio including those redevelopment projects that were either under construction or recently placed into service. Same property performance including redevelopment properties generally would have been higher than our method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to office/laboratory space (with higher NOI) through redevelopment. We believe our method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

NOI Included in All Comparative Periods
	Operating Properties	Recently Placed into Service		Properties Under Construction
Same Property		Developments	Redevelopments	Development	Redevelopment
As reported	Yes	Yes (2)	Yes (2)	No	No

Operating portfolio	Yes	No	No	No	No

Including redevelopments	Yes	No	Yes	No	Yes

Percentage change in same property NOI over preceding period
Same Property	2012	2013	2014	2015
As reported	(0.5)%	1.8%	4.5%	1.3%

Operating portfolio	(1.4)%	1.7%	4.8%	1.1%

Including redevelopments	0.9%	8.4%	6.9%	3.1%

Percentage change in same property NOI over preceding period (cash basis)
Same Property	2012	2013	2014	2015
As reported	3.5%	5.4%	5.5%	4.7%

Operating portfolio	2.0%	4.4%	3.3%	4.2%

Including redevelopments	1.5%	9.6%	8.1%	5.8%

(1)
Same property NOI growth and same property NOI growth (cash basis) for the three months and year ended December 31, 2015, were impacted by free rent provided at 3115 Merryfield Row as part of a relocation in 2015 to provide space to Vertex Pharmaceuticals Incorporated and a favorable insurance settlement in 4Q14 related to our Superstorm Sandy insurance claim at 450 East 29th Street. Excluding these items, same property NOI growth and same property NOI growth (cash basis) would have been 1.8% and 3.9%, respectively, for the three months ended December 31, 2015, and 1.5% and 5.4%, respectively, for the year ended December 31, 2015.

(2)
Development and redevelopment projects recently placed into service are included in the same property data for each of the year-over-year comparison periods only if the property was operating during both entire same property periods. For example, projects completed during 2013 are included in 2015 versus 2014 same property performance (as a percentage change over 2014).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	19

Same Property Performance (continued)
December 31, 2015

	Three Months Ended December 31,					Year Ended December 31,
	2015	2014	$ Change	% Change		2015	2014	$ Change	% Change

Same properties	$126,411	$124,835	$1,576	1.3%		$482,120	$481,524	$596	0.1%
Non-same properties	31,689	16,038	15,651	97.6		126,704	62,629	64,075	102.3
Total rental	158,100	140,873	17,227	12.2		608,824	544,153	64,671	11.9

Same properties	45,890	41,320	4,570	11.1		174,302	159,037	15,265	9.6
Non-same properties	9,066	3,962	5,104	128.8		34,761	14,443	20,318	140.7
Total tenant recoveries	54,956	45,282	9,674	21.4		209,063	173,480	35,583	20.5

Same properties	161	78	83	106.4		496	340	156	45.9
Non-same properties	10,738	2,441	8,297	339.9		25,091	8,904	16,187	181.8
Total other income	10,899	2,519	8,380	332.7		25,587	9,244	16,343	176.8

Same properties	172,462	166,233	6,229	3.7		656,918	640,901	16,017	2.5
Non-same properties	51,493	22,441	29,052	129.5		186,556	85,976	100,580	117.0
Total revenues	223,955	188,674	35,281	18.7		843,474	726,877	116,597	16.0

Same properties	55,165	50,438	4,727	9.4		206,745	196,413	10,332	5.3
Non-same properties	13,748	6,443	7,305	113.4		54,487	22,751	31,736	139.5
Total rental operations	68,913	56,881	12,032	21.2		261,232	219,164	42,068	19.2

Same properties	117,297	115,795	1,502	1.3		450,173	444,488	5,685	1.3
Non-same properties	37,745	15,998	21,747	135.9		132,069	63,225	68,844	108.9
Consolidated net operating income	155,042	131,793	23,249	17.6		582,242	507,713	74,529	14.7

Same properties	—	—	—	—		—	—	—	—
Non-same properties	(1,048)	—	(1,048)	100.0		(1,048)	—	(1,048)	100.0
Less: NOI of consolidated real estate JVs attributable to NCI	(1,048)	—	(1,048)	100.0		(1,048)	—	(1,048)	100.0

Same properties	—	—	—	—		—	—	—	—
Non-same properties	1,184	918	266	29.0		4,372	918	3,454	376.3
Our share of NOI from unconsolidated real estate JVs	1,184	918	266	29.0		4,372	918	3,454	376.3

Same properties	117,297	115,795	1,502	1.3		450,173	444,488	5,685	1.3
Non-same properties	37,881	16,916	20,965	123.9		135,393	64,143	71,250	111.1
Our share of total net operating income	$155,178	$132,711	$22,467	16.9%		$585,566	$508,631	$76,935	15.1%

Our share of NOI – same properties	$117,297	$115,795	$1,502	1.3%	(1)	$450,173	$444,488	$5,685	1.3%	(1)
Our share of straight-line rent revenue & amortization of acquired below-market leases	(4,134)	(4,803)	669	(13.9)		(13,626)	(27,669)	14,043	(50.8)
Our share of NOI – same properties (cash basis)	$113,163	$110,992	$2,171	2.0%	(1)	$436,547	$416,819	$19,728	4.7%	(1)

(1) See footnote (1) on the prior page.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	20

Leasing Activity
December 31, 2015

	December 31, 2015					December 31, 2014
	Three Months Ended		Year Ended			Year Ended
(Dollars are per RSF)	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	19.8%	7.3%	19.6%		9.9%	13.3%	5.4%
New rates	$34.14	$34.55	$35.70		$35.97	$40.32	$40.73
Expiring rates	$28.50	$32.21	$29.84		$32.73	$35.60	$38.63
Rentable square footage	480,963		2,209,893			1,447,516
Number of leases	39		146			124
Tenant improvements/leasing commissions	$8.85		$10.02			$10.49
Average lease terms	4.0 years		4.7 years			3.5 years

Developed/redeveloped/previously vacant space leased
New rates	$36.42	$35.34	$55.24		$50.65	$40.62	$36.50
Rentable square footage	531,275		2,762,149			1,321,317
Number of leases	20		72			66
Tenant improvements/leasing commissions	$22.12		$19.63			$14.96
Average lease terms	10.8 years		11.9 years			11.5 years

Leasing activity summary (totals):
New rates	$35.34	$34.96	$46.55		$44.13	$40.46	$38.71
Rentable square footage	1,012,238		4,972,042	(2)		2,768,833
Number of leases	59		218			190
Tenant improvements/leasing commissions	$15.82		$15.36			$12.62
Average lease terms	7.6 years		8.7 years			7.3 years

Lease expirations: (1)
Expiring rates	$26.84	$30.22	$28.32		$30.80	$33.09	$35.79
Rentable square footage	539,209		2,801,883			1,733,614
Number of leases	49		197			151

Leasing activity includes 100% of results for properties managed by us.

(1)	Excludes 16 month-to-month leases for 30,810 RSF and 20 month-to-month leases for 43,672 RSF as of December 31, 2015 and 2014, respectively.

(2)	During the year ended December 31, 2015, we granted tenant concessions/free rent averaging 2.7 months with respect to the 4,972,042 RSF leased.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	21

Contractual Lease Expirations
December 31, 2015

Year	Number of Leases		RSF		Percentage of Occupied RSF	ABR (per RSF)
2016	78	(1)	1,210,775	(1)	7.6%	$33.99
2017	82		1,345,183		8.4%	$28.43
2018	86		1,829,666		11.5%	$38.76
2019	64		1,357,144		8.5%	$36.43
2020	67		1,563,968		9.8%	$36.65
2021	50		1,499,668		9.4%	$39.53
2022	31		1,007,418		6.3%	$33.67
2023	24		1,276,036		8.0%	$38.03
2024	16		838,176		5.3%	$45.35
2025	18		677,330		4.2%	$34.56
Thereafter	36		3,309,651		21.0%	$48.21

	2016 Contractual Lease Expirations							ABR of Expiring Leases (per RSF)	2017 Contractual Lease Expirations					ABR of Expiring Leases (per RSF)
	Leased		Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total
Market
Greater Boston	85,615		20,678	—	48,176		154,469	$45.57	—	—	—	344,703	344,703	$38.82
San Francisco	33,795		12,979	—	73,505		120,279	31.31	—	—	—	215,503	215,503	34.19
New York City	—		—	—	14,456		14,456	N/A	—	—	—	3,536	3,536	N/A
San Diego	204,678	(2)	—	—	369,035	(3)	573,713	33.15	—	—	—	218,251	218,251	28.60
Seattle	2,468		—	—	44,058		46,526	34.35	—	20,133	—	47,326	67,459	45.21
Maryland	29,153		—	—	102,614		131,767	26.02	—	—	—	101,228	101,228	20.36
Research Triangle Park	32,008		10,381	—	74,355		116,744	26.48	—	—	—	230,961	230,961	14.12
Non-cluster markets	—		8,854	—	—		8,854	14.80	—	—	—	43,045	43,045	20.33
Asia	—		35,335	—	8,632		43,967	14.14	39,676	56,800	—	24,021	120,497	15.24
Total	387,717		88,227	—	734,831		1,210,775	$33.99	39,676	76,933	—	1,228,574	1,345,183	$28.43
Percentage of expiring leases	32%		7%	—%	61%		100%		3%	6%	—%	91%	100%

Lease expirations include 100% of the RSF for properties managed by us.

(1)	Excludes 16 month-to-month leases for 30,810 RSF.

(2)
Includes 158,645 RSF at 3115/3215 Merryfield Row. Upon expiration of the existing leases in January and August 2016, we will commence development of a new two-building project aggregating 230,523 RSF, including a 170,523 RSF build-to-suit space for Vertex Pharmaceuticals Incorporated at the ARE Spectrum campus.

(3)
Includes 125,409 RSF leased to Eli Lilly and Company at 10300 Campus Point Drive with a contractual expiration in 4Q16. This tenant will relocate and expand into 304,326 RSF at our recently acquired redevelopment project at 10290 Campus Point Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	22

Top 20 Tenants
December 31, 2015
(Dollars in thousands)

81% of ABR from Investment-Grade Tenants (1)

		Remaining Lease Term in Years (2)	Aggregate RSF				Investment-Grade Ratings
	Tenant				ABR	Percentage of Aggregate ABR	Fitch	Moody’s	S&P
1	Novartis AG	2.0	608,561		$31,736	5.1%	AA	Aa3	AA-
2	ARIAD Pharmaceuticals, Inc.	14.3	386,111	(3)	29,994	4.8	—	—	—
3	Illumina, Inc.	14.2	595,886		25,452	4.0	—	—	BBB
4	New York University	14.5	209,224		20,354	3.2	—	Aa3	AA-
5	Eli Lilly and Company	7.2	287,527		19,309	3.1	A	A2	AA-
6	Amgen Inc.	7.3	473,369		17,521	2.8	BBB	Baa1	A
7	Roche	4.7	343,772		16,517	2.6	AA	A1	AA
8	Dana-Farber Cancer Institute, Inc.	14.5	203,090		15,038	2.4	—	A1	—
9	Celgene Corporation	6.2	373,797		15,028	2.4	—	Baa2	BBB+
10	United States Government	9.4	263,147		14,778	2.4	AAA	Aaa	AA+
11	FibroGen, Inc.	7.9	234,249		14,278	2.3	—	—	—
12	Biogen Inc.	12.4	313,872		13,735	2.2	—	Baa1	A-
13	Massachusetts Institute of Technology	4.1	233,582		12,409	2.0	—	Aaa	AAA
14	GlaxoSmithKline plc	3.7	296,604		11,325	1.8	A+	A2	A+
15	Bristol-Myers Squibb Company	3.2	251,316		10,743	1.7	A-	A2	A+
16	The Regents of the University of California	7.8	230,633		10,391	1.6	AA	Aa2	AA
17	The Scripps Research Institute	2.1	218,031		9,738	1.5	AA-	Aa3	—
18	Sanofi	5.6	179,697		8,105	1.3	AA-	A1	AA
19	Alnylam Pharmaceuticals, Inc.	5.8	129,424		7,314	1.2	—	—	—
20	Sumitomo Dainippon Pharma Co., Ltd.	7.3	106,232		6,501	1.0	—	—	—
	Total/weighted average	8.3	5,938,124		$310,266	49.4%

ABR and RSF amounts include 100% of the properties managed by us.

(1)	Represents ABR from investment-grade rated tenants as a percentage of ABR from top 20 tenants.

(2)	Based on percentage of aggregate ABR in effect as of December 31, 2015.

(3)
In August 2015, ARIAD Pharmaceuticals, Inc. (“ARIAD”) entered into a sublease for 163,186 RSF at 75 Binney Street for an initial lease term of 10 years with IBM Watson Health, a digital health venture of the International Business Machines Corporation (“IBM”). IBM holds investment-grade ratings of A+ (Fitch), Aa3 (Moody’s), and AA- (S&P) and has the option to extend the sublease term through the end of the ARIAD lease in March 2030, at 75/125 Binney Street.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	23

Summary of Properties and Occupancy
December 31, 2015
(Dollars in thousands, except per RSF amounts)

Summary of properties

	RSF					Number of Properties	ABR
Market	Operating	Development	Redevelopment	Total	% Total		Total	% of Total	per RSF
Greater Boston	4,534,155	1,115,900	59,000	5,709,055	29%	44	$221,245	35%	$50.58
San Francisco	2,786,476	872,980	—	3,659,456	18	29	121,705	20	43.68
New York City	663,296	64,378	—	727,674	4	2	56,135	9	84.88
San Diego	3,017,030	420,364	515,362	3,952,756	20	51	100,379	16	34.53
Seattle	746,260	287,806	—	1,034,066	5	11	33,113	5	44.54
Maryland	2,085,196	—	—	2,085,196	10	28	50,114	8	25.02
Research Triangle Park	1,043,211	—	—	1,043,211	5	15	22,716	4	22.31
Canada	322,967	—	—	322,967	2	4	7,661	1	23.88
Non-cluster markets	268,689	—	—	268,689	1	6	5,614	1	26.13
North America	15,467,280	2,761,428	574,362	18,803,070	94	190	618,682	99	41.17
Asia	1,199,714	—	—	1,199,714	6	8	7,768	1	9.19
Subtotal	16,666,994	2,761,428	574,362	20,002,784	100	198	626,450	100	39.46
Properties “held for sale”	71,000	—	—	71,000	—	1	1,048	—	14.76
Total	16,737,994	2,761,428	574,362	20,073,784	100%	199	$627,498	100%	$39.35

RSF, number of properties, and ABR amounts include 100% of the properties managed by us.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/15		9/30/15	12/31/14	12/31/15	9/30/15	12/31/14
Greater Boston	96.5%	(1)	95.7%	98.8%	95.2%	94.4%	95.9%
San Francisco	100.0		100.0	98.9	100.0	100.0	98.9
New York City	99.7		99.6	99.4	99.7	99.6	99.4
San Diego	96.4		94.9	96.5	82.3	82.4	95.5
Seattle	99.6		98.6	94.8	99.6	98.6	94.8
Maryland	96.0		95.6	92.5	96.0	95.6	92.5
Research Triangle Park	97.6		91.6	99.1	97.6	91.6	99.1
Subtotal	97.4		96.3	97.2	93.8	93.0	96.2
Canada	99.3		99.3	97.6	99.3	99.3	97.6
Non-cluster markets	80.0		84.5	87.4	80.0	84.5	87.4
North America	97.2%		96.2%	97.0%	93.7%	93.0%	96.1%

Occupancy amounts include 100% of properties managed by us.

(1)
The decline from 4Q14 is primarily driven by a 128,325 RSF full-building lease that expired at 19 Presidential Way in our Route 128 submarket. We have leased 68,031 RSF with delivery/occupancy scheduled for 1H16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	24

Property Listing
December 31, 2015
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR			Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50/60, 100, and 75/125 Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	1,056,522	961,960	59,000	2,077,482	9	$61,436	97.8%		92.6%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0		100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	71,012	99.9		99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,880	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,717	100.0		100.0
780/790 Memorial Drive	99,658	—	—	99,658	2	6,787	100.0		100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,715	100.0		100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	3,182,649	961,960	59,000	4,203,609	25	178,445	99.2		97.4
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	259,859	153,940	—	413,799	1	19,010	100.0		100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,452	98.1		98.1
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	—	—	(1)	—
225 Second Avenue	112,500	—	—	112,500	1	4,019	100.0		100.0
100 Beaver Street	82,330	—	—	82,330	1	3,064	100.0		100.0
285 Bear Hill Road	26,270	—	—	26,270	1	926	100.0		100.0
Route 128	693,307	—	—	693,307	12	17,461	80.6		80.6
Route 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0		100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,479	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495/Worcester	398,340	—	—	398,340	6	6,329	100.0		100.0
Greater Boston	4,534,155	1,115,900	59,000	5,709,055	44	$221,245	96.5%		95.2%

RSF, ABR, and occupancy include 100% of properties managed by us. (1) We have leased 68,031 RSF with delivery/occupancy scheduled for 1H16.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	25

Property Listing (continued)
December 31, 2015
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Francisco
Mission Bay/SoMa
409/499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$27,012	100.0%	100.0%
1455/1515 Third Street (unconsolidated joint venture – 51% ownership)	—	422,980	—	422,980	2	—	—	—
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,891	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,065	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,131	100.0	100.0
505 Brannan Street	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	981,074	872,980	—	1,854,054	9	54,099	100.0	100.0
South San Francisco
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	17,271	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	407,369	—	—	407,369	3	16,573	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	6,028	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,411	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,311	100.0	100.0
849/863 Mitten Road and 866 Malcolm Road	103,857	—	—	103,857	1	2,866	100.0	100.0
South San Francisco	1,522,476	—	—	1,522,476	16	56,000	100.0	100.0
Palo Alto/Stanford Research Park
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,545	100.0	100.0
Palo Alto/Stanford Research Park	282,926	—	—	282,926	4	11,606	100.0	100.0
San Francisco	2,786,476	872,980	—	3,659,456	29	$121,705	100.0%	100.0%

New York City
Manhattan
Alexandria Center® for Life Science	663,296	64,378	—	727,674	2	$56,135	99.7%	99.7%
430 and 450 East 29th Street
New York City	663,296	64,378	—	727,674	2	$56,135	99.7%	99.7%

RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	26

Property Listing (continued)
December 31, 2015
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
San Diego
Torrey Pines
ARE Spectrum	261,583	63,000	—	324,583	4	$8,424	100.0%	100.0%
3115/3215 Merryfield Row and 3013/3033 Science Park Road
ARE Nautilus	241,191	—	—	241,191	4	7,883	90.3	90.3
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	231,526	—	—	231,526	3	8,845	100.0	100.0
10931, 10933, and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,774	100.0	100.0
Torrey Pines	923,362	63,000	—	986,362	13	32,753	97.5	97.5
University Town Center
5200 Illumina Way	497,078	295,609	—	792,687	6	19,522	100.0	100.0
Alexandria Center® for Life Science at Campus Pointe	449,759	—	304,326	754,085	2	17,894	100.0	59.6
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	162,156	302,554	4	1,913	76.4	35.4
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	180,208	61,755	—	241,963	4	6,978	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
University Town Center	1,338,953	357,364	466,482	2,162,799	17	49,081	97.5	72.3
Sorrento Mesa
5810/5820 and 6138/6146/6150 Nancy Ridge Drive	160,784	—	—	160,784	3	4,023	100.0	100.0
ARE Portola	105,812	—	—	105,812	3	2,153	70.0	70.0
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road	53,512	—	48,880	102,392	2	1,472	100.0	52.3
7330 Carroll Road	66,244	—	—	66,244	1	2,239	88.7	88.7
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Mesa	420,169	—	48,880	469,049	10	10,860	90.7	81.2
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	121,655	—	—	121,655	6	2,798	88.5	88.5
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,392	100.0	100.0
Sorrento Valley	224,766	—	—	224,766	10	5,190	93.7	93.7
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	3,017,030	420,364	515,362	3,952,756	51	$100,379	96.4%	82.3%
RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	27

Property Listing (continued)
December 31, 2015
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating
Seattle
Lake Union
400 Dexter Avenue North	—	287,806	—	287,806	1	$—	—%	—%
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,229	98.3	98.3
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,209	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,165	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,615	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,133	100.0	100.0
Lake Union	663,339	287,806	—	951,145	8	30,099	99.6	99.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,175	100.0	100.0
Elliott Bay	82,921	—	—	82,921	3	3,014	100.0	100.0
Seattle	746,260	287,806	—	1,034,066	11	33,113	99.6	99.6

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,445	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,121	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,873	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,104	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,389	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,237	93.8	93.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,831	95.7	95.7
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,008	99.0	99.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,160	85.8	85.8
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	17,272	96.3	96.3
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,467	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$50,114	96.0%	96.0%
RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	28

Property Listing (continued)
December 31, 2015
(Dollars in thousands)

							Occupancy Percentage
	RSF				Number of Properties
						ABR		Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total			Operating

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,513	99.5%	99.5%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,537	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	2,941	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,481	—	—	82,481	1	1,238	70.8	70.8
601 Keystone Park Drive	77,395	—	—	77,395	1	1,211	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,051	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,211	—	—	1,043,211	15	22,716	97.6	97.6

Canada	322,967	—	—	322,967	4	7,661	99.3	99.3

Non-cluster markets	268,689	—	—	268,689	6	5,614	80.0	80.0

North America	15,467,280	2,761,428	574,362	18,803,070	190	618,682	97.2%	93.7%

Asia
China	634,328	—	—	634,328	2	2,059	73.9%	73.9%
India	565,386	—	—	565,386	6	5,709	66.7	66.7
Asia	1,199,714	—	—	1,199,714	8	7,768	70.5%	70.5%

Subtotal	16,666,994	2,761,428	574,362	20,002,784	198	626,450

Properties “held for sale”
16020 Industrial Drive	71,000	—	—	71,000	1	1,048
Properties “held for sale”	71,000	—	—	71,000	1	1,048

Total	16,737,994	2,761,428	574,362	20,073,784	199	$627,498
RSF, ABR, and occupancy include 100% of properties managed by us.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	29

Key Real Estate Metrics
December 31, 2015

Incremental Annual NOI From Development and Redevelopment Projects

2016 Deliveries

2017 & 2018 Deliveries

(1)
Represents incremental annual NOI upon stabilization of our development and redevelopment projects, including our share of real estate joint venture development projects. Excludes NOI related to spaces delivered and in service prior to December 31, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	30

Key Real Estate Metrics
December 31, 2015

2016 Disciplined Allocation of Capital (1)		15% of Gross Investments in Real Estate in Value-Creation Pipeline

Projects to be delivered by 2017 & 2018
33%
Projects to be delivered by 4Q16
46%
15%
Future Projects in North America
6%
Future Projects in Asia

Pre-Leased (2) Percentage of Ground-Up Developments Since January 1, 2009		Ground-Up Developments Commenced & Delivered Since January 1, 2009

Single-Tenant 100% Pre-leased 2.4M RSF	Multi-Tenant 38% Pre-leased 2.5M RSF	Average Initial Stabilized Yield 8.0%	Average Initial Stabilized Yield (Cash Basis) 7.6%

(1)	Includes projected construction and acquisitions for the year ending December 31, 2016. Refer to page 40 for additional details.

(2)	Represents average pre-leased percentage at the time development commenced.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	31

LEED Certification
December 31, 2015

Focused on Excellence, Sustainability, and Operating Efficiency

LEED certification is recognized across the globe as the premier mark of achievement in green building.

LEED transforms the way buildings and communities are designed, constructed, maintained, and operated across the globe.

LEED Certifications [1]

9 Million
RSF

51
Projects

57%
of ARE's Total ABR

2015 certifications include:

(1)    Upon completion of 19 in-process LEED certification projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	32

Investments in Real Estate
December 31, 2015
(Dollars in thousands, except per square foot amounts)

		Investments in Real Estate					Square Feet
		Consolidated	Noncontrolling Share of Consolidated Real Estate Joint Ventures	ARE Share of Unconsolidated Real Estate Joint Ventures	Total ARE Share			Unconsolidated Real Estate Joint Ventures at 100%
	Page				Amount	%	Consolidated		Total	Per SF (1)

Rental properties:
North America	24	$7,582,888	$(323,755)	$69,889	$7,329,022	83%	15,278,421	259,859	15,538,280	$502
Asia		160,906	—	—	160,906	2	1,199,714	—	1,199,714	134
		7,743,794	(323,755)	69,889	7,489,928	85	16,478,135	259,859	16,737,994	476

Development and redevelopment projects:
Projects to be delivered by 4Q16	#SectionPage#	556,220	—	35,125	591,345	7	1,319,545	153,940	1,473,485	458
Projects to be delivered by 2017 and 2018	37	361,486	(320)	65,390	426,556	5	1,439,325	422,980	1,862,305	261
Development and redevelopment projects		917,706	(320)	100,515	1,017,901	12	2,758,870	576,920	3,335,790	348

Rental properties and development/redevelopment projects		8,661,500	(324,075)	170,404	8,507,829		19,237,005	836,779	20,073,784	455

Future value-creation projects:
North America	39	206,939	(12,185)	—	194,754	2	5,545,540	—	5,545,540	37
Asia		76,822	—	—	76,822	1	6,419,707	—	6,419,707	12
		283,761	(12,185)	—	271,576	3	11,965,247	—	11,965,247	24

Value-creation pipeline		1,201,467	(12,505)	100,515	1,289,477	15

Gross investments in real estate		8,945,261	(336,260)	170,404	$8,779,405	100%	31,202,252	836,779	32,039,031	$294
Less: accumulated depreciation		(1,315,339)	21,257	(1,912)
Investments in real estate		$7,629,922	$(315,003)	$168,492

Square foot amounts include 100% of properties managed by us.

(1)
The per square foot amounts represent our investment in our real estate including our partners’ share of consolidated and unconsolidated real estate joint ventures, divided by 100% of the rentable or developable square feet of the respective property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	33

Development and Redevelopment Projects Placed into Service in 2015
December 31, 2015
(Dollars in thousands)

		RSF in Service						% of Project in Service				Unlevered Yields
			Placed in Service 2015						Total Project			Average Cash		Initial Stabilized Cash Basis		Initial Stabilized
Property/Market/Submarket	Date	Prior to 1/1/15	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total		Leased/ Negotiating	Investment
Consolidated development projects
75/125 Binney Street/Greater Boston/Cambridge	March 2015	—	388,270	—	—	—	388,270	100%	100%	$361,000	(1)	9.3%	(1)	8.4%	(1)	8.3%	(1)
430 East 29th Street/New York City/Manhattan	Various	241,417	43,209	3,611	62,490	3,534	354,261	85%	98%	$463,245		7.1%	(2)	6.6%	(2)	6.5%	(2)
3013/3033 Science Park Road/San Diego/ Torrey Pines	Various	42,047	60,891	—	—	—	102,938	62%	81%	$104,790		7.7%	(2)	7.2%	(2)	7.1%	(2)
6040 George Watts Hill Drive/ Research Triangle Park/Research Triangle Park	December 2015	—	—	—	—	61,547	61,547	100%	100%	$25,700	(3)	8.2%	(3)	7.4%	(3)	8.2%	(3)

Unconsolidated real estate joint venture development project
360 Longwood Avenue/ Greater Boston/Longwood Medical Area (4)	Various	155,524	2,107	51,997	50,231	—	259,859	63%	63%	$108,965	(4)	8.2%	(4)	7.3%	(4)	7.8%	(4)

Consolidated redevelopment projects
225 Second Avenue/Greater Boston/Route 128	May 2015	—	—	112,500	—	—	112,500	100%	100%	$47,170	(5)	9.0%	(2)	8.3%	(2)	8.4%	(5)
11055/11065/11075 Roselle Street/ San Diego/Sorrento Valley	June 2015	23,936	—	31,277	—	—	55,213	100%	83%	$18,190		8.1%	(6)	7.9%	(6)	8.0%	(6)
Total		462,924	494,477	199,385	112,721	65,081	1,334,588

(1)
Increased from our originally disclosed estimated yields of 9.1% for average cash yield, 8.0% for initial stabilized yield (cash basis), and 8.2% for initial stabilized yield. Increased from our originally disclosed cost of completion of $351.4 million.

(2)	Consistent with previously disclosed estimated yields.

(3)
Increased from our originally disclosed estimated yields of 8.1% for average cash yield, 7.3% for initial stabilized yield (cash basis), and 8.1% for initial stabilized yield. Decreased from our originally disclosed cost of completion of $25.8 million.

(4)
Decreased from our originally disclosed estimated yields of 9.3% for average cash yield, 8.3% for initial stabilized yield (cash basis), and 8.9% for initial stabilized yield. Represents ARE’s investment at completion related to its 27.5% interest in this unconsolidated real estate joint venture.

(5)	Increased from our originally disclosed estimated yield of 8.3% for initial stabilized yield. Increased from our originally disclosed cost of completion of $46.7 million.

(6)	Increased from our originally disclosed estimated yields of 8.0% for average cash yield, 7.8% for initial stabilized yield (cash basis), and 7.9% for initial stabilized yield.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	34

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service by 4Q16
December 31, 2015
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating		Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%		Initial	Stabilized
430 East 29th Street/New York City/Manhattan	Dev	354,261	64,378	418,639	87%	11%	409,531	98%	4Q12	4Q13	2Q16
5200 Illumina Way, Bldg 6/San Diego/University Town Center	Dev	—	295,609	295,609	100%	—%	295,609	100%	3Q14	3Q16	3Q16
50/60 Binney Street/Greater Boston/Cambridge	Dev	—	530,477	530,477	98%	—%	520,385	98%	1Q15	4Q16	4Q16
360 Longwood Avenue/Greater Boston/Longwood Medical Area	Dev	259,859	153,940	413,799	63%	—%	262,367	63%	2Q12	3Q14	4Q16
3013/3033 Science Park Road/San Diego/Torrey Pines	Dev	102,938	63,000	165,938	81%	—%	135,002	81%	2Q14	4Q14	4Q16
10290 Campus Point Drive/San Diego/University Town Center	Redev	—	304,326	304,326	100%	—%	304,326	100%	3Q15	4Q16	4Q16
4796 Executive Drive/San Diego/University Town Center	Dev	—	61,755	61,755	100%	—%	61,755	100%	4Q15	4Q16	4Q16
Total/weighted average		717,058	1,473,485	2,190,543	89%	2%	1,988,975	91%

		Our Share of Investment							Unlevered Yields
Property/Market/Submarket	Our Ownership Interest			Cost to Complete					Average Cash	Initial Stabilized (Cash Basis)		Initial Stabilized
		In Service	CIP	Construction Financing		Other	Total at Completion
430 East 29th Street/New York City/Manhattan	100%	$376,235	$67,861	$—		$19,149	$463,245		7.1%	6.6%		6.5%
5200 Illumina Way, Bldg 6/San Diego/University Town Center	100%	—	44,712	—		25,188	69,900		8.6%	7.0%		8.4%
50/60 Binney Street/Greater Boston/Cambridge	100%	—	298,426	201,574	(1)	—	500,000		8.1%	7.3%		7.4%
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%	59,102	35,125	10,940	(2)	3,798	108,965	(3)	8.2%	7.3%	(3)	7.8%
3013/3033 Science Park Road/San Diego/Torrey Pines	100%	54,132	13,949	—		36,709	104,790		7.7%	7.2%		7.1%
10290 Campus Point Drive/San Diego/University Town Center	100%	—	121,114	—		119,886	241,000		7.6%	6.8%		7.0%
4796 Executive Drive/San Diego/University Town Center	100%	—	10,158	—		32,042	42,200		7.7%	6.8%		7.1%
Total/weighted average		$489,469	$591,345	$212,514		$236,772	$1,530,100

(1)	See page 53 for additional information related to our secured construction loan.

(2)	See page 47 for additional information related to the joint venture secured construction loan.

(3)
Our projected cost at completion and unlevered initial stabilized yield (cash basis) is based upon our share of the investment in real estate, including costs incurred directly by us outside of the real estate joint venture. Development management fees earned from these development projects have been excluded from our estimate of unlevered yields. The RSF related to the project in the table above represents 100% of the project RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	35

Visible Growth Pipeline: Highly Leased Projects to Be Placed into Service by 4Q16
December 31, 2015
(Dollars in thousands)

430 East 29th Street	5200 Illumina Way, Building 6	50 Binney Street	60 Binney Street
New York City/Manhattan	San Diego/University Town Center	Greater Boston/Cambridge	Greater Boston/Cambridge
64,378 RSF	295,609 RSF	274,734 RSF	255,743 RSF
Roche/New York University/Others	Illumina, Inc.	Sanofi Genzyme	bluebird bio, Inc.

360 Longwood Avenue	3013/3033 Science Park Road	10290 Campus Point Drive	4796 Executive Drive
Greater Boston/Longwood Medical Area	San Diego/Torrey Pines	San Diego/University Town Center	San Diego/University Town Center
153,940 RSF	63,000 RSF	304,326 RSF	61,755 RSF
Dana-Farber Cancer Institute, Inc./ The Children’s Hospital Corporation	Celgene Corporation/ The Medicines Company	Eli Lilly and Company	Otonomy, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	36

Visible Growth Pipeline: Projects to Be Placed into Service in 2017 and 2018
December 31, 2015
(Dollars in thousands)

	Dev/ Redev	Project RSF			Percentage		Total Leased/Negotiating		Project Start	Occupancy
Property/Market/Submarket		In Service	CIP	Total	Leased	Negotiating	RSF	%		Initial		Stabilized
100 Binney Street/Greater Boston/Cambridge	Dev	—	431,483	431,483	48%	50%	423,875	98%	3Q15	4Q17		2017
510 Townsend Street/San Francisco/Mission Bay/SoMa	Dev	—	300,000	300,000	100%	—%	300,000	100%	3Q15	3Q17		2017
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	Dev	—	150,000	150,000	100%	—%	150,000	100%	1Q16	2H17		2017
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	422,980	422,980	100%	—%	422,980	100%	3Q14	2Q/3Q18		2018
400 Dexter Avenue North/Seattle/Lake Union	Dev	—	287,806	287,806	56%	34%	259,594	90%	2Q15	1Q17	(1)	2018
11 Hurley Street/Greater Boston/Cambridge	Redev	—	59,000	59,000	—%	100%	59,000	100%	3Q15	1Q17		2017
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	162,156	162,156	—%	—%	—	—%	3Q15	1Q17		2017
10151 Barnes Canyon Road/San Diego/Sorrento Mesa	Redev	—	48,880	48,880	—%	—%	—	—%	4Q15	1H17		2017
Total/weighted average		—	1,862,305	1,862,305	67%	20%	1,615,449	87%

		Our Share of Investment									Unlevered Yields
Property/Market/Submarket	Our Ownership Interest					Cost to Complete					Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
		In Service		CIP		Construction Financing	Other		Total at Completion
100 Binney Street/Greater Boston/Cambridge	100%	$—		$175,101		$—		$—	$	TBD	(2)	(2)	(2)
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—		67,198		—		170,802		238,000	7.9%	7.0%	7.2%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99%	—		25,438		—		—		TBD	(2)	(2)	(2)
1455/1515 Third Street/San Francisco/Mission Bay/SoMa	51%	10,787	(3)	65,390	(3)	—		—		TBD	(2)	(2)	(2)
400 Dexter Avenue North/Seattle/Lake Union	100%	—		54,607		—		—		TBD	(2)	(2)	(2)
11 Hurley Street/Greater Boston/Cambridge	100%	—		9,129		—		—		TBD	(2)	(2)	(2)
9625 Towne Centre Drive/San Diego/University Town Center	100%	—		23,095		—		—		TBD	(2)	(2)	(2)
10151 Barnes Canyon Road/San Diego/Sorrento Mesa	100%	—		6,598		—		—		TBD	(2)	(2)	(2)
Total/weighted average		$10,787		$426,556		$—	$	TBD	$	TBD

(1)	We expect to place into service 161,433 RSF, or 56% of the project, in 1Q17.

(2)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in the future.

(3)
The in service and CIP costs are based on our share of the investment in real estate, including costs incurred directly by us outside of the joint venture. The RSF related to the project in the table above represents 100% of the project RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	37

Visible Growth Pipeline: Projects to Be Placed into Service in 2017 and 2018
December 31, 2015
(Dollars in thousands)

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	1455/1515 Third Street
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa
431,483 RSF	300,000 RSF	150,000 RSF	422,980 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Uber Technologies, Inc.

400 Dexter Avenue North	11 Hurley Street	9625 Towne Centre Drive	10151 Barnes Canyon
Seattle/Lake Union	Greater Boston/Cambridge	San Diego/University Town Center	San Diego/Sorrento Mesa
287,806 RSF	59,000 RSF	162,156 RSF	48,880 RSF
Juno Therapeutics, Inc.	Negotiating	Marketing	Marketing

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	38

Key Future Projects
December 31, 2015

Property/Market/Submarket	Square Feet
Alexandria Technology Square®/Greater Boston/Cambridge	100,000
505 Brannan Street, Phase II/San Francisco/Mission Bay/SoMa	165,000
Grand Avenue/San Francisco/South San Francisco (1)	397,132
560 Eccles Avenue/San Francisco/South San Francisco (2)	144,000
East 29th Street/New York City/Manhattan	420,000
5200 Illumina Way/San Diego/University Town Center	386,044
10300 Campus Point Drive/San Diego/University Town Center	292,387
1150/1165/1166 Eastlake Avenue East/Seattle/Lake Union	366,000
1818 Fairview Avenue East/Seattle/Lake Union	188,490
6 Davis Drive/Research Triangle Park/Research Triangle Park	1,000,000
Other	2,086,487

Future value-creation projects	5,545,540

(1)	Represents two additional land parcels located adjacent to/surrounding the recently developed 249/259/269 East Grand Avenue campus leased to Amgen Inc. in South San Francisco.
(2)    Represents an additional land parcel located near our 341/343 Oyster Point Boulevard properties and within walking distance of Roche’s campus in South San Francisco.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	39

Projected Capital Allocation and Construction Spending
December 31, 2015
(Dollars in thousands)

Capital Allocation Projected Construction and Acquisition Spending in 2016 (1)

Mission Bay/
SoMa
27%
Manhattan
3%
Torrey Pines/
UTC
26%
Cambridge
32%
12%
Other
Submarkets

Projected Construction Spending	Year Ending December 31, 2016
Development and redevelopment projects	$761,000
Generic laboratory infrastructure/building improvement projects	77,000
Non-revenue-enhancing capital expenditures and tenant improvements	12,000
Total construction spending	$850,000

Guidance range for the year ending December 31, 2016	$800,000	–	900,000

(1)    Refer to 2016 guidance for uses of capital on page 3.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	40

Historical Construction Spending
December 31, 2015
(Dollars in thousands, except per square foot amounts)

Actual Construction Spending	Year Ended December 31, 2015
Development and redevelopment projects	$473,821
Other building improvement projects (1)	89,342
Total construction costs	563,163
Decrease in accrued construction	10,070
Total construction spending (cash basis)	$573,233

Consolidated construction spending	$564,206
Contributions to unconsolidated real estate joint ventures	9,027
Total construction spending (cash basis)	$573,233
(1) Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures shown in the table below.

2015 Disciplined Allocation of Capital (1)

Mission Bay/
SoMa
9%
2%
Manhattan
Torrey Pines/
UTC
23%
Cambridge
49%
17%
Other
Submarkets

Non-Revenue-Enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Year Ended December 31, 2015			Recent Average Per RSF (2)
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$9,450	16,582,818	$0.57	$0.34

Tenant improvements and leasing costs:
Re-tenanted space	$10,567	742,960	$14.22	$13.31
Renewal space	11,572	1,466,933	7.89	6.60
Total tenant improvements and leasing costs/weighted average	$22,139	2,209,893	$10.02	$8.31

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the five years ended December 31, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	41

Pro Rata – Operating Information
December 31, 2015
(Dollars In thousands)

	Three Months Ended December 31, 2015
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Total revenues	$223,955	$(1,403)	$2,012	$224,564
Rental operations	68,913	(355)	828	69,386
	155,042	(1,048)	1,184	155,178
Expenses:
General and administrative	15,102	(1)	—	15,101
Interest	28,230	—	703	28,933
Depreciation and amortization	72,245	(372)	655	72,528
Impairment on real estate	8,740	—	—	8,740
	124,317	(373)	1,358	125,302

Equity in loss from unconsolidated real estate joint ventures	(174)	—	174	—
Gain on sales of real estate – rental properties	12,426	—	—	12,426
Net income	42,977	(675)	—	42,302
Net income attributable to noncontrolling interests	(972)	675	—	(297)	(1)
Net income attributable to Alexandria Real Estate Equities, Inc.	42,005	—	—	42,005
Dividends on preferred stock	(6,246)	—	—	(6,246)
Net income attributable to unvested restricted stock awards	(628)	—	—	(628)
Net income attributable to Alexandria's common stockholders	$35,131	$—	$—	$35,131

(1)
Represents net income attributable to redeemable noncontrolling interests. These redeemable interests earn a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture. Consequently, these interests are excluded in our pro rata calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	42

Pro Rata – Balance Sheet Information
December 31, 2015
(Dollars in thousands)

	December 31, 2015
	Consolidated	Noncontrolling Share of Consolidated JVs	Our Share of Unconsolidated JVs	Our Total Share
Investments in real estate	$7,629,922	$(315,003)	$168,492	$7,483,411
Investments in unconsolidated real estate joint ventures	127,212	—	(127,212)	—
Cash and cash equivalents	125,098	(1,385)	4,209	127,922
Other assets	1,028,888	(19,925)	7,638	1,016,601
Total assets	$8,911,120	$(336,313)	$53,127	$8,627,934

Secured notes payable	$818,217	$—	$48,726	$866,943
Unsecured debt	3,147,578	—	—	3,147,578
Other liabilities	651,361	(17,436)	4,401	638,326
Total liabilities	4,617,156	(17,436)	53,127	4,652,847

Redeemable noncontrolling interests	14,218	(14,218)	—	—

Alexandria’s stockholders’ equity	3,975,087	—	—	3,975,087
Noncontrolling interests	304,659	(304,659)	—	—
Total equity	4,279,746	(304,659)	—	3,975,087
Total liabilities and equity	$8,911,120	$(336,313)	$53,127	$8,627,934

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	43

Consolidated Joint Ventures – Operating Information
December 31, 2015
(Dollars in thousands)

	225 Binney Street (1)	1500 Owens Street (1)	409/499 Illinois Street (1)	Various

	Three Months Ended December 31, 2015
	Consolidated Real Estate Joint Ventures at 100%				Total
Total revenues	$672	$583	$1,439	$773	$3,467
Rental operations	101	191	348	628	1,268
	571	392	1,091	145	2,199
Expenses:
General and administrative	—	—	2	15	17
Interest	—	—	—	—	—
Depreciation and amortization	168	133	403	348	1,052
Net income	$403	$259	$686	$(218)	$1,130

	NCI Share of Amounts Above
	70%	49.9%	40%	Various (2)	Total
Total revenues	$471	$291	$575	$66	$1,403
Rental operations	71	96	139	49	355
	400	195	436	17	1,048
Expenses:
General and administrative	—	—	1	—	1
Interest	—	—	—	—	—
Depreciation and amortization	118	66	161	27	372
Net income	$282	$129	$274	$(10)	$675

(1)	Noncontrolling interests in these real estate joint ventures were sold in December 2015. See page 48 for further details on the disposition of the noncontrolling interests for these properties.

(2)
Excludes net income attributable to redeemable noncontrolling interests, aggregating $297,000. These redeemable interests earn a fixed preferred return of 8.4% rather than a variable return based upon their ownership percentage of the joint venture. Consequently, these interests are excluded in our pro rata calculation.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	44

Consolidated Joint Ventures – Balance Sheet Information
December 31, 2015
(Dollars in thousands)

	225 Binney Street (1)	1500 Owens Street (1)	409/499 Illinois Street (1)	Various

	December 31, 2015
	Consolidated Real Estate Joint Ventures at 100%					Total
Investments in real estate	$163,359	$82,712	$362,403	$117,075		$725,549
Cash and cash equivalents	1,247	16	797	3,691		5,751
Other assets	6,877	6,382	24,374	10,274		47,907
Total assets	$171,483	$89,110	$387,574	$131,040		$779,207

Secured notes payable	$—	$—	$—	$—		$—
Other liabilities	2,752	9,704	26,210	8,046		46,712
Total liabilities	2,752	9,704	26,210	8,046		46,712

Redeemable noncontrolling interests	—	—	—	14,218	(2)	14,218

Total equity	168,731	79,406	361,364	108,776		718,277
Total liabilities and equity	$171,483	$89,110	$387,574	$131,040		$779,207

	NCI Share of Amounts Above
	70%	49.9%	40%	Various		Total
Investments in real estate	$114,351	$41,274	$144,961	$14,417		$315,003
Cash and cash equivalents	873	8	319	185		1,385
Other assets	4,814	3,184	9,750	2,177		19,925
Total assets	$120,038	$44,466	$155,030	$16,779		$336,313

Secured notes payable	$—	$—	$—	$—		$—
Other liabilities	1,926	4,843	10,484	183		17,436
Total liabilities	1,926	4,843	10,484	183		17,436

Redeemable noncontrolling interests	—	—	—	14,218	(2)	14,218

Total equity	118,112	39,623	144,546	2,378		304,659
Total liabilities and equity	$120,038	$44,466	$155,030	$16,779		$336,313

(1)    Noncontrolling interests in these real estate joint ventures were sold in December 2015. See page 48 for further details on the disposition of the noncontrolling interests for these properties.

(2)
Represents redeemable noncontrolling interests, totaling approximately 37% ownership in one of our consolidated real estate joint ventures. Excluding this entity, the remaining real estate joint venture partners have approximately 2% ownership in the various consolidated real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	45

Unconsolidated Joint Ventures – Operating Information
December 31, 2015
(Dollars in thousands)

	360 Longwood Avenue		1455/1515 Third Street

	Three Months Ended December 31, 2015
	Unconsolidated Real Estate JVs at 100%				Total
Total revenue	$6,526		$265		$6,791
Rental operations	2,677		171		2,848
	3,849		94		3,943
Interest	2,550		—		2,550
Depreciation and amortization	1,735		132		1,867
Net loss	$(436)		$(38)		$(474)

	Our Share of Amounts Above
	27.5%		51%		Total

Total revenue	$1,876	(1)	$136		$2,012
Rental operations	737		91		828
	1,139		45		1,184
Interest	703		—		703
Depreciation and amortization	587	(2)	68	(2)	655
Net loss	$(151)		$(23)		$(174)

(1)    Includes development and property management fees earned by us.
(2)    Amounts include depreciation and amortization of costs incurred directly by us outside of the real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	46

Unconsolidated Joint Ventures – Balance Sheet Information
December 31, 2015
(Dollars in thousands)

	360 Longwood Avenue		1455/1515 Third Street

	December 31, 2015
	Unconsolidated Real Estate Joint Ventures at 100%			Total
Investments in real estate	$305,595		$139,875	$445,470
Cash and cash equivalents	4,906		5,607	10,513
Other assets	18,716		2,495	21,211
Total assets	$329,217		$147,977	$477,194

Secured notes payable	$177,186	(1)	$—	$177,186
Other liabilities	3,212		6,008	9,220
Total liabilities	180,398		6,008	186,406

Total equity	148,819		141,969	290,788
Total liabilities and equity	$329,217		$147,977	$477,194

	Our Share of Amounts Above (2)
	27.5%		51%	Total
Investments in real estate	$92,675		$75,817	$168,492
Cash and cash equivalents	1,349		2,860	4,209
Other assets	6,145		1,493	7,638
Total assets	$100,169		$80,170	$180,339

Secured notes payable	$48,726	(1)	$—	$48,726
Other liabilities	1,265		3,136	4,401
Total liabilities	49,991		3,136	53,127

Total equity	50,178		77,034	127,212
Total liabilities and equity	$100,169		$80,170	$180,339

(1)
Represents a non-recourse, secured construction loan with aggregate commitments of $213.2 million, of which $175.2 million bears interest at a fixed rate of 5.25% and $38.0 million bears interest at a floating rate of LIBOR+3.75%, with a floor of 5.25%. Borrowings under the floating rate tranche are subject to an interest rate cap on LIBOR of 3.50% and matures in April 2017. The maturity date of the loan is April 1, 2017, with two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(2)	Amounts include costs incurred directly by us outside of the real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	47

Dispositions
December 31, 2015
(Dollars in thousands, except per square foot amounts)

Property/Market/Submarket	Date of Sale	Square Feet	Interest Sold	NOI (1)	Cash NOI (1)	Cash Capitalization Rate		Sales Price (1)		Sales Price Per RSF
661 University Avenue/Canada/Toronto	1/7/15	N/A	100%	$(1,363)	$(135)	N/A		$54,104		$	N/A
270 Third Street/Greater Boston/Cambridge	6/25/15	N/A	100%	—	—	N/A		25,477			N/A
75/125 Shoreway Road/San Francisco/Palo Alto/Stanford Research Park (2)	11/17/15	82,874	100%	2,616	2,231	5.8%		38,500			465
1500 Owens Street/San Francisco/Mission Bay/SoMa	12/15/15	158,267	49.9%	4,169	3,524	4.8%	(3)	73,353	(6)		929
225 Binney Street/Greater Boston/Cambridge	12/16/15	305,212	70%	9,320	8,650	4.5%	(4)	190,110	(6)		890
409/499 Illinois Street/San Francisco/Mission Bay/SoMa	12/17/15	455,069	40%	10,292	8,535	4.5%	(5)	189,600	(6)		1,042
Other	Various	196,859	100%	(595)	(595)	N/A		14,335			N/A
				$24,439	$22,210			$585,479

(1)
Cash NOI excludes straight-line rent and amortization of acquired below-market leases. For sales of less than 100% of the property, NOI, cash NOI, and sales price represent the proportional interest sold and the NOI amounts represent the annualized amounts for the quarter ended prior to the date of sale. Amounts exclude transaction and closing costs.

(2)	Represents the sale of a Class B lab building located in our Palo Alto/Stanford Research Park submarket.

(3)	We acquired this land parcel and subsequently developed the property with an initial stabilized yield (cash basis) of 8.2%.

(4)	We acquired this land parcel and subsequently developed the property with an initial stabilized yield (cash basis) of 7.5%.

(5)
We acquired 409/499 Illinois Street, comprised at acquisition of one operating building and one partially complete building undergoing development. We completed 499 Illinois (development project) with an initial stabilized yield (cash basis) of 6.7%.

(6)
Aggregate proceeds of $453.1 million were received and accounted for as an equity financing transaction. The excess sales price over our cost basis, net of selling costs, of $141.9 million was recognized as an adjustment to additional paid in capital.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	48

Non-Real Estate Investments
December 31, 2015
(Dollars in thousands)

Public/Private Investment Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Unrealized Gains	Total	Number of Investments 185 Average Size of Investment $1.3M
Public	$20,022	$117,599	$137,621
Private	215,844	N/A	215,844
Total	$235,866	$117,599	$353,465

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	49

Key Credit Metrics
December 31, 2015

Net Debt to Adjusted EBITDA (1)	Liquidity (2)

	$2B

	Availability under our $1.5 billion Unsecured Senior Line of Credit	$1,349.0
	Remaining construction loan commitments	349.4
	“Available-for-sale” marketable equity securities	137.6
	Cash and cash equivalents	125.1
		$1,961.1

Fixed Charge Coverage Ratio (1)	Unencumbered NOI (3)

	81%

(1)	Quarter annualized.

(2)	As of December 31, 2015.

(3)	For the three months ended December 31, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	50

Summary of Debt
December 31, 2015

Debt maturities chart
(Dollars in millions)

(1)	In January 2016, we repaid two secured notes payable aggregating $36.4 million with a weighted average effective interest rate of 5.28%.

(2)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Fixed-rate/hedged and unhedged variable-rate debt

(Dollars in thousands)	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total Consolidated	Percentage of Total Debt	Weighted-Average Interest Rate at End of Period (1)	Weighted-Average Remaining Term (in years)
Secured notes payable	$400,235	$417,982	$818,217	20.6%	3.84%	2.7
Unsecured senior notes payable	2,046,578	—	2,046,578	51.7	4.04	7.7
$1.5 billion unsecured senior line of credit	100,000	51,000	151,000	3.8	1.62	3.0
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	15.1	1.71	3.0
2021 Unsecured Senior Bank Term Loan	350,000	—	350,000	8.8	1.52	5.0
Total/weighted average	$3,496,813	$468,982	$3,965,795	100.0%	3.33%	5.6
Percentage of total debt	88%	12%	100%

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	51

Summary of Debt (continued)
December 31, 2015
(Dollars in thousands)

	Stated Rate		Weighted-Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,
Debt						2016	2017	2018	2019	2020	Thereafter	Total
Secured notes payable
Greater Boston, New York City, and San Diego	5.82%		5.82%	(3)		$29,471	$—	$—	$—	$—	$—	$29,471
San Diego	5.74		3.00	(3)		6,916	—	—	—	—	—	6,916
San Francisco	L+1.40		1.83	6/1/16	(4)	20,800	—	—	—	—	—	20,800
San Francisco	L+1.50		1.93	7/1/16	(5)	47,596	—	—	—	—	—	47,596
San Francisco	6.35		6.35	8/1/16		126,715	—	—	—	—	—	126,715
Maryland	2.42		2.42	1/20/17		—	76,000	—	—	—	—	76,000
Greater Boston	L+1.35		1.77	8/23/17	(6)	—	163,893	—	—	—	—	163,893
Greater Boston	L+1.50		1.83	1/28/19	(7)	—	—	—	109,692	—	—	109,692
San Diego, Seattle, and Maryland	7.75		7.75	4/1/20		1,696	1,832	1,979	2,138	104,352	—	111,997
San Diego	4.66		4.66	1/1/23		1,466	1,540	1,614	1,692	1,770	29,904	37,986
Greater Boston	3.93		3.10	3/10/23		—	—	1,091	1,505	1,566	77,838	82,000
San Francisco	6.50		6.50	7/1/36		20	20	22	23	25	703	813
Unamortized premiums						610	573	588	595	601	1,371	4,338
Secured notes payable weighted average/subtotal	3.92%		3.84			235,290	243,858	5,294	115,645	108,314	109,816	818,217

$1.5 billion unsecured senior line of credit	L+1.10%	(8)	1.62	1/3/19		—	—	—	151,000	—	—	151,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		1.71	1/3/19		—	—	—	600,000	—	—	600,000
2021 Unsecured Senior Bank Term Loan	L+1.10%		1.52	1/15/21		—	—	—	—	—	350,000	350,000
Unsecured senior notes payable	2.75%		2.79	1/15/20		—	—	—	—	400,000	—	400,000
Unsecured senior notes payable	4.60%		4.61	4/1/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23		—	—	—	—	—	500,000	500,000
Unsecured senior notes payable	4.30%		4.35	1/15/26		—	—	—	—	—	300,000	300,000
Unsecured senior notes payable	4.50%		4.51	7/30/29		—	—	—	—	—	300,000	300,000
Unamortized discounts						(428)	(444)	(461)	(479)	(339)	(1,271)	(3,422)
Unsecured debt weighted average/subtotal			3.20			(428)	(444)	(461)	750,521	399,661	1,998,729	3,147,578
Weighted average/total			3.33%			$234,862	$243,414	$4,833	$866,166	$507,975	$2,108,545	$3,965,795

Balloon payments						$229,795	$239,893	$—	$860,692	$503,979	$2,100,487	$3,934,846
Principal amortization						5,067	3,521	4,833	5,474	3,996	8,058	30,949
Total consolidated debt						$234,862	$243,414	$4,833	$866,166	$507,975	$2,108,545	$3,965,795

Fixed-rate/hedged variable-rate debt						$166,465	$3,521	$4,833	$705,474	$507,975	$2,108,545	$3,496,813
Unhedged variable-rate debt						68,397	239,893	—	160,692	—	—	468,982
Total consolidated debt						$234,862	$243,414	$4,833	$866,166	$507,975	$2,108,545	$3,965,795

(1)
Represents the weighted-average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted-average interest rate excludes bank fees and amortization of loan fees.

(2)	Reflects any extension options that we control.

(3)	In January 2016, we repaid two secured notes payable aggregating $36.4 million with a weighted average effective interest rate of 5.28%.

(4)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(5)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(6)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(7)	We have a two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(8)
Our unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the applicable margin of LIBOR+1.10%. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2016	52

Summary of Debt (continued)
December 31, 2015
(Dollars in thousands)

Secured construction loans
Property/Market/Submarket	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitments	Total Commitments
269 East Grand Avenue/San Francisco/South San Francisco	L+1.40%	6/1/16	(1)	$20,800	$15,200	$36,000
259 East Grand Avenue/San Francisco/South San Francisco	L+1.50%	7/1/16	(2)	47,596	7,404	55,000
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%	8/23/17	(3)	163,893	86,507	250,400
50/60 Binney Street/Greater Boston/Cambridge	L+1.50%	1/28/19	(4)	109,692	240,308	350,000
				$341,981	$349,419	$691,400

(1)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(2)	We have an option to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(4)	We have a two, one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	39.7%	≤ 60.0%	36.9%
Secured Debt to Total Assets	≤ 40%	8.0%	≤ 45.0%	7.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.6x	≥ 1.50x	3.21x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	248.0%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	43.0%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	5.58x

Interest rate swap agreements
		Number of Contracts	Weighted-Average Interest Pay Rate (1)	Fair Value as of 12/31/15	Notional Amount in Effect as of
Effective Date	Maturity Date				12/31/15	12/31/16	12/31/17
December 31, 2014	March 31, 2016	3	0.53%	$(94)	$500,000	$—	$—
March 31, 2015	March 31, 2016	7	0.42%	33	450,000	—	—
September 1, 2015	March 31, 2017	2	0.57%	239	100,000	100,000	—
March 31, 2016	March 31, 2017	11	1.15%	(3,083)	—	1,000,000	—
March 31, 2017	March 31, 2018	11	1.51%	(813)	—	—	650,000
				$(3,718)	$1,050,000	$1,100,000	$650,000

(1)
In addition to the interest pay rate for each swap agreement, interest is also payable at an applicable margin for borrowings outstanding as of December 31, 2015. Borrowings under our 2019 Unsecured Senior Bank Term Loan include an applicable margin of 1.20%, and borrowings outstanding under our 2021 Unsecured Senior Bank Term Loan and our unsecured senior line of credit include an applicable margin of 1.10%.

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Definitions and Reconciliations
December 31, 2015

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance. Our computation of non-GAAP measures may not be comparable to similar measures reported by other companies. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended
(In thousands)	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Net income (loss)	$42,977	$39,699	$38,430	$25,008	$(6,030)
Net income attributable to noncontrolling interests	(972)	—	—	—	—
Interest expense:
Consolidated	28,230	27,679	26,668	23,236	22,188
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	703	242	38	4	35
Interest expense	28,933	27,921	26,706	23,240	22,223
Income taxes	2,160	1,392	1,324	1,122	—
Depreciation and amortization:
Consolidated	72,245	67,953	62,171	58,920	57,973
NCI share of consolidated JVs	(372)	—	—	—	—
Our share of unconsolidated JVs	655	445	352	282	329
Depreciation and amortization	72,528	68,398	62,523	59,202	58,302
EBITDA	145,626	137,410	128,983	108,572	74,495
Stock compensation expense	4,590	5,178	4,054	3,690	4,624
Loss on early extinguishment of debt	—	—	189	—	—
Gain on sales of real estate:
Rental properties	(12,426)	—	—	—	(1,838)
Land parcels	—	—	—	—	(5,598)
Impairment of real estate	8,740	—	—	14,510	51,675
Adjusted EBITDA	$146,530	$142,588	$133,226	$126,772	$123,358

EBITDA represents earnings before interest, taxes, depreciation, and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our operations, including our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

Adjusted EBITDA margins

Our total revenues exclude revenues from discontinued operations, and for the purposes of calculating the Adjusted EBITDA margin ratio, we exclude Adjusted EBITDA from our discontinued operations to improve the consistency and comparability from period to period. Likewise, our Adjusted EBITDA is presented on a pro rata basis, including our share of Adjusted EBITDA from consolidated and unconsolidated real estate joint ventures. Therefore, revenues are presented with only our pro rata share of revenues from consolidated and unconsolidated real estate joint ventures to improve the consistency and comparability from period-to-period.

The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended
(Dollars in thousands)	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Adjusted EBITDA	$146,530	$142,588	$133,226	$126,772	$123,358
Add back: operating loss from discontinued operations	—	—	—	43	116
Adjusted EBITDA – excluding discontinued operations	$146,530	$142,588	$133,226	$126,815	$123,474

Revenues:
Consolidated	$223,955	$218,610	$204,156	$196,753	$188,674
NCI share of consolidated JVs	(1,403)	—	—	—	—
Our share of unconsolidated JVs	2,012	1,875	1,324	—	—
Revenues	$224,564	$220,485	$205,480	$196,753	$188,674

Adjusted EBITDA margins	65%	65%	65%	64%	65%

Adjusted funds from operations attributable to Alexandria’s common stockholders

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute AFFO to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. AFFO excludes certain items that are not representative of our operating results because such items are dependent upon historical costs or are subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance. We believe that net income (loss) attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO. We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs. However, other equity REITs may use different methodologies for calculating AFFO, and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs. AFFO should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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Definitions and Reconciliations (continued)
December 31, 2015

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP). Annualized base rent and measures computed using annualized base rent are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our development and redevelopment projects under construction. These projects are focused on providing high-quality, generic, and reusable space to meet the real estate requirements of and are reusable by a wide range of tenants. We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. Upon completion, each value-creation project is expected to generate significant revenues and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe result in higher occupancy levels, longer lease terms, and higher rental income and returns. Development projects generally consist of the ground-up development of generic and reusable facilities. We generally will not commence new development projects for aboveground construction of Class A space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space.

Class A assets and AAA locations

Class A assets are properties clustered in AAA locations that provide innovative tenants with high- quality, dynamic, and collaborative ecosystems that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A assets generally command higher ABR than other classes of properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. We compute the fixed charge coverage ratio, on a pro rata basis to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Adjusted EBITDA	$146,530	$142,588	$133,226	$126,772	$123,358

Interest expense:
Consolidated	$28,230	$27,679	$26,668	$23,236	$22,188
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	703	242	38	4	35
Interest expense	28,933	27,921	26,706	23,240	22,223
Capitalized interest:
Consolidated	8,696	8,436	8,437	10,971	11,665
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	—	641	617	588	—
Capitalized interest	8,696	9,077	9,054	11,559	11,665
Amortization of loan fees:
Consolidated	(2,654)	(2,625)	(2,889)	(2,834)	(2,819)
NCI share of consolidated JVs	—	—	—	—	—
Our share of unconsolidated JVs	(35)	(32)	(32)	(1)	(3)
Amortization of loan fees	(2,689)	(2,657)	(2,921)	(2,835)	(2,822)
Amortization of debt premiums (discounts)	90	100	100	82	(17)
Cash interest	35,030	34,441	32,939	32,046	31,049
Dividends on preferred stock	6,246	6,247	6,246	6,247	6,284
Fixed charges	$41,276	$40,688	$39,185	$38,293	$37,333

Fixed-charge coverage ratio:
– quarter annualized	3.6x	3.5x	3.4x	3.3x	3.3x
– trailing 12 months	3.4x	3.4x	3.3x	3.3x	3.3x

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Definitions and Reconciliations (continued)
December 31, 2015

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

FFO is a widely used non-GAAP financial measure among equity REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that FFO, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance. Impairment write-downs of depreciable real estate are added back to net income for our computation of FFO, in accordance with NAREIT guidance. We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate and land parcels, impairments of investments, and the amount of such items that is allocable to our unvested restricted stock awards. Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property. Our initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time, and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis. Our estimates for initial yields, initial yields on a cash basis, and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. We compute the net debt to adjusted EBITDA ratio, on a pro rata basis and to include only our share of amounts from consolidated and unconsolidated real estate joint ventures. The following table reconciles net debt to Adjusted EBITDA:

(Dollars in thousands)	12/31/15		9/30/15		6/30/15		3/31/15		12/31/14
Secured notes payable:
Consolidated	$818,217		$773,619		$771,435		$760,476		$652,209
NCI share of consolidated JVs	—		—		—		—		—
Our share of unconsolidated JVs	48,726		48,215		46,896		45,778		—
Secured notes payable	866,943		821,834		818,331		806,254		652,209
Unsecured senior notes payable	2,046,578		1,747,613		1,747,531		1,747,450		1,747,370
Unsecured senior line of credit	151,000		843,000		624,000		421,000		304,000
Unsecured senior bank term loans	950,000		950,000		950,000		975,000		975,000
Cash and cash equivalents:
Consolidated	(125,098)		(76,383)		(68,617)		(90,641)		(86,011)
NCI share of consolidated JVs	1,385		—		—		—		—
Our share of unconsolidated JVs	(4,209)		(7,231)		(4,006)		(5,186)		—
Cash and cash equivalents	(127,922)		(83,614)		(72,623)		(95,827)		(86,011)
Less: restricted cash	(28,872)		(36,993)		(44,191)		(56,704)		(26,884)
Net debt	$3,857,727		$4,241,840		$4,023,048		$3,797,173		$3,565,684
Adjusted EBITDA:
– quarter annualized	$586,120		$570,352		$532,904		$507,088		$493,432
– trailing 12 months	$549,116		$525,944		$501,827		$481,743		$468,492
Net debt to Adjusted EBITDA:
– quarter annualized	6.6	x	7.4	x	7.5	x	7.5	x	7.2	x
– trailing 12 months	7.0	x	8.1	x	8.0	x	7.9	x	7.6	x

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Definitions and Reconciliations (continued)
December 31, 2015

NOI

The following table reconciles income from continuing operations to total net operating income:

	Three Months Ended		Year Ended
(In thousands)	12/31/15	12/31/14	12/31/15	12/31/14
Income from continuing operations	$42,977	$(13,350)	$146,157	$99,142

General and administrative	15,101	13,861	59,620	53,530
Interest	28,933	22,223	106,800	79,334
Depreciation and amortization	72,528	58,302	262,651	224,425
Impairment of real estate	8,740	51,675	23,250	51,675
Loss on early extinguishment of debt	—	—	189	525
Gain on sales of real estate – rental properties	(12,426)	—	(12,426)	—
Net income attributable to nonredeemable noncontrolling interests	(675)	—	(675)	—
Total net operating income	$155,178	$132,711	$585,566	$508,631

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss on early extinguishment of debt, impairment of real estate, depreciation and amortization, interest, and general and administrative expense. These amounts are presented to include our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures. We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets, including only our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures. NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and amortization of below-market lease revenue adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and amortization of below-market lease revenue adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates rental rates, and operating costs, and provides perspective not immediately apparent from income from continuing operations. NOI presented by us may not be comparable to NOI reported by other equity REITs, which may define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our consolidated statements of income. NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, nor as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, ABR, ABR per occupied RSF, occupancy, RSF, leasing activity, rental rates, and contractual lease expirations. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% of properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Pro rata Information

We present certain items, including NOI, same property NOI, and unencumbered NOI, on a pro rata basis. We believe this information is useful to investors as a supplemental measure of operating performance because it provides greater detail of the results most impacting to our common stockholders. Moreover, this information provides our share of investments in real estate from all properties, including our share of the assets and liabilities of our real estate joint ventures. This information also allows investors to understand the impact of real estate joint ventures investments and debt on our business.

In addition, we present certain credit metrics, including Adjusted EBITDA, Adjusted EBITDA margins, net debt to adjusted EBITDA, and fixed charge coverage ratios on a pro rata basis. We believe this information is useful to investors as a supplemental measure because it excludes amounts that may not be available to our common stockholders.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development and/or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties, including only our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, for comparable properties, referred to as same properties, that were fully operating for the entirety of the comparative periods presented. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

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Definitions and Reconciliations (continued)
December 31, 2015

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
50/60 Binney Street	2
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
3013/3033 Science Park Road	2
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
400 Dexter Avenue North	1
360 Longwood Avenue (unconsolidated joint venture)	1
1455/1515 Third Street (unconsolidated joint venture)	2
14
Development – placed into service after January 1, 2014	Properties
75/125 Binney Street	1
499 Illinois Street	1
269 East Grand Avenue	1
6040 George Watts Hill Drive	1
4
Redevelopment – under construction	Properties
11 Hurley Street	1
10290 Campus Point Drive	1
9625 Towne Centre Drive	1
10151 Barnes Canyon Road	1
4
Redevelopment – placed into service after January 1, 2014	Properties
225 Second Avenue	1
11055/11065/11075 Roselle Street	3
10121 Barnes Canyon Road	1
5

Summary	Properties
Properties under construction:
Development	14
Redevelopment	4
Projects placed into service after January 1, 2014:
Development	4
Development – Asia	2
Redevelopment	5

Acquisitions after January 1, 2014:
3545 Cray Court	1
4025/4031/4045 Sorrento Valley Boulevard	3
640 Memorial Drive	1

Properties “held for sale”	1
Total properties excluded from same properties	35

Same properties	164

Total properties as of the
year ended December 31, 2015	199

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of Series D cumulative convertible preferred stock, Series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered NOI as a percentage of total net operating income

Our share of unencumbered NOI as a percentage of our share of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets; as it reflects primarily those income and expense items that are incurred at the unencumbered property level. We use our share of unencumbered NOI as a percentage of our share of total net operating income in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations. Our share of unencumbered NOI is derived from assets classified in continuing operations, including our pro rata share of amounts from consolidated and unconsolidated real estate joint ventures, which are not subject to any mortgage, deed of trust, lien, or other security interest; as of the period for which income is presented.

	Three Months Ended					Year Ended
(Dollars in thousands)	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Our share of unencumbered NOI	$124,982	$118,889	$110,820	$111,957	$111,741	$466,648	$426,943
Our share of encumbered NOI	30,196	32,272	32,017	24,433	20,970	118,918	81,688
Our share of total NOI	$155,178	$151,161	$142,837	$136,390	$132,711	$585,566	$508,631
Unencumbered NOI as a percentage of total NOI	81%	79%	78%	82%	84%	80%	84%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Weighted-average interest rate for capitalization of interest	3.37%	3.34%	3.45%	3.54%	3.69%

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